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As Filed With the Securities and Exchange Commission on July 1, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
Under The Securities Act of 1933

UnitedGlobalCom, Inc.
(Exact name of registrant as specified in its charter)

Delaware	4841	84-1602895
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

UnitedGlobalCom, Inc.
4643 South Ulster Street, Suite 1300
Denver, Colorado 80237
(303) 770-4001
(Address, including zip code, and telephone number,
including area code, of registrant's principal executive offices)

Michael T. Fries
Chief Executive Officer
4643 South Ulster Street, Suite 1300
Denver, Colorado 80237
(303) 770-4001
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Garth B. Jensen, Esq.
Holme Roberts & Owen LLP
1700 Lincoln, Suite 4100
Denver, Colorado 80203
(303) 861-7000

CALCULATION OF REGISTRATION FEE CHART

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price	Amount of registration fee

1 3/4% Convertible Senior Notes due April 15, 2024	€500,000,000	100%	$604,150,000(1)	$76,546

Class A common stock, $0.01 par value per share	51,250,000 shares(2)	—	—	(3)

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457, under the Securities Act of 1933, as amended (the "Securities Act"). For purposes of this calculation, we have used the June 29, 2004 exchange rate of 1.2083 US dollars per Euro, as reported in the Wall Street Journal on June 30, 2004.

(2)
The number of shares of Class A common stock registered hereby is based upon the number of shares that are issuable upon conversion of the senior notes at the current conversion rate of 102.5000 shares of Class A common stock per €1,000 principal amount of the notes. Also includes, pursuant to Rule 416 under the Securities Act, such number of shares as may be issued as a result of stock splits, stock dividends and similar transactions and adjustment provisions of the senior notes in connection with such transactions.

(3)
No additional consideration will be received for the shares of Class A common stock issuable upon conversion of the notes registered hereby. Therefore, pursuant to Rule 457(i) under the Securities Act, no registration fee is required to be paid in connection with the Class A common stock registered hereby.

                Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after the effective date of this Registration Statement.

                If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

                If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

                If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

                If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

                If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, July 1, 2004

PROSPECTUS

€500,000,000

1 3/4% Convertible Senior Notes due April 15, 2024 and
Shares of Class A Common Stock Issuable upon Conversion of the Senior Notes

        We issued the senior notes in a private placement in April 2004. This prospectus will be used by selling security holders to resell their senior notes and the Class A common stock issuable upon conversion of their senior notes. We will not receive any proceeds from this offering.

        We will pay interest on the senior notes on April 15 and October 15 of each year. The first interest payment will be made on October 15, 2004. The senior notes will mature on April 15, 2024, unless previously redeemed, repurchased or converted.

        The senior notes are convertible into shares of our Class A common stock at an initial conversion price of €9.7561 per share and holders may surrender their senior notes for conversion if (1) the price of our Class A common stock issuable upon conversion of a senior note reaches a specified threshold, (2) we have called the senior notes for redemption, (3) the trading price for the senior notes falls below a specified threshold or (4) we make certain distributions to holders of our Class A common stock or specified corporate transactions occur. Upon conversion, we may elect to deliver euro in lieu of shares of our Class A common stock or a combination of euro and shares of our Class A common stock. The initial conversion price is equivalent to a conversion price of $12.0000 per share and a conversion rate of approximately 102.5000 shares per €1,000 principal amount of the senior notes.

        We may not redeem the senior notes prior to April 20, 2011. On or after April 20, 2011, we may redeem all or part of the senior notes for euro at a redemption price equal to 100% of the principal amount of, plus accrued and unpaid interest on, the senior notes being redeemed.

        Holders may require us to purchase for euro all or part of their senior notes on April 15, 2011, April 15, 2014, and April 15, 2019, in each case at a purchase price equal to 100% of the principal amount of, plus accrued and unpaid interest on, the senior notes being purchased. Holders also may require us to purchase all or part of their senior notes upon a change of control at a price equal to 100% of the principal amount of, plus accrued and unpaid interest on, the senior notes being purchased. In connection with the purchase upon a change of control, we may elect to pay the purchase price in euro, in shares of our Class A common stock or in a combination of euro and such shares.

        The senior notes are our senior, unsecured, general obligations. The senior notes are effectively subordinated to all our secured indebtedness to the extent of the value of the collateral securing that indebtedness and to all existing and future indebtedness and other obligations of us and our subsidiaries, which was approximately $3.9 billion as of March 31, 2004.

        The senior notes are not listed on any securities exchange or included in any automated quotation system. Our Class A common stock is traded on the Nasdaq National Market under the symbol "UCOMA." The last sale price as reported on NASDAQ on June 30, 2004 was $7.26 per share.

Investing in the senior notes involves risks. See "Risk Factors" beginning on page 5.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

PROSPECTUS SUMMARY

        This summary highlights selected information from this prospectus and does not contain all of the information that may be important to you. To fully understand our company and this offering of our convertible senior notes and underlying Class A common stock, you should read carefully this entire document and the other documents to which you have been referred. In particular, please read "Where You Can Find More InformaTion About Us."

Our Company

        We are a leading international broadband communications provider of video, voice and Internet services with operations in 14 countries outside the United States. Our networks reach approximately 12.7 million homes and serve approximately 7.5 million video subscribers, 0.7 million voice subscribers and 1.0 million Internet access subscribers. UGC Europe, Inc. (which together with its subsidiaries is referred to as UGC Europe), our largest consolidated operation, is a leading pan-European broadband communications company. VTR GlobalCom, our primary Latin American operation, is Chile's largest multi-channel television and high-speed Internet access provider in terms of homes passed and number of subscribers, and Chile's second largest provider of residential telephone services in terms of lines in service. We also have an approximate 19% interest in SBS Broadcasting S.A., a European commercial television and radio broadcasting company, and an approximate 34% interest in Austar United, a leading pay-TV provider in Australia.

        We are a Delaware corporation formed on February 5, 2001. Our offices are located at 4643 South Ulster Street, Suite 1300, Denver, Colorado 80237. Our telephone number is (303) 770-4001.

The Offering

Securities offered	€500 million aggregate principal amount of 1 3/4% convertible senior notes due April 15, 2024.
Interest	1 3/4% per year, payable semi-annually in arrears on April 15 and October 15 of each year, beginning October 15, 2004.
Maturity date	April 15, 2024.
Conversion rights
The senior notes are convertible into shares of our Class A common stock, under the circumstances and subject to the conditions described below, at an initial conversion price of €9.7561 per share, subject to adjustments for certain events. The initial conversion price is equivalent to a conversion price of $12.0000 per share and a conversion rate of 102.5000 shares per €1,000 principal amount of the senior notes. Upon conversion, we may elect to deliver euro in lieu of shares of our Class A common stock or a combination of euro and shares of our Class A common stock. Holders may surrender their senior notes for conversion prior to the maturity date in the following circumstances:
•
during any calendar quarter commencing after March 31, 2004, (i) the product of the closing sale price of our Class A common stock for at least 20 trading days in the period of 30 consecutive trading days ending on the last trading day of the quarter preceding the quarter in which conversion occurs and the currency rate on each such day exceeds (ii) 130% of the conversion price on that 30th trading day;
	•	if we have called your senior notes for redemption;
•
during the five consecutive trading-day period immediately following any ten consecutive trading-day period in which the trading price for the senior notes for each day of that period was less than 100% of the conversion value for the senior notes on the same day, subject to certain limitations; or
•
if we make certain distributions of our Class A common stock or specified corporate transactions occur. See "Description of the Senior Notes— Conversion of Senior Notes—Conversion Upon Certain Distributions or Specified Corporate Events."

Optional redemption
We may not redeem the senior notes prior to April 20, 2011. On or after April 20, 2011, we may redeem all or part of the senior notes for euro at a redemption price equal to 100% of the principal amount of, plus accrued and unpaid interest on, the senior notes being redeemed.
Purchase at holder's option on specified dates
You have the right, at your election, to tender all or part of your senior notes for purchase by us on April 15, 2011, April 15, 2014, and April 15, 2019, for a purchase price equal to 100% of the principal amount of your senior notes to be purchased, plus accrued and unpaid interest to, but excluding, the purchase date. We will pay the purchase price in euro.
Purchase at holder's option on a change of control
Upon a change of control, you may require us to purchase your senior notes for a purchase price equal to 100% of the principal amount of the senior notes to be purchased, plus accrued and unpaid interest to, but excluding, the purchase date. We may elect to pay the purchase price in euro, in shares of our Class A common stock or in a combination of euro and such shares.
Ranking
The senior notes are our senior, unsecured, general obligations. They rank equally with all of our existing and future senior, unsecured indebtedness. The senior notes are effectively subordinated to all our secured indebtedness to the extent of the value of the collateral securing that indebtedness and all existing and future indebtedness (including trade payables) and other obligations of our subsidiaries. None of our subsidiaries will guarantee any of our obligations with respect to the senior notes.

As of March 31, 2004, we had no outstanding indebtedness, whether secured or unsecured or subordinated or unsubordinated. As of March 31, 2004, our subsidiaries had approximately $3.9 billion of indebtedness outstanding, all of which will rank structurally senior to the senior notes. The indenture will not limit the amount of indebtedness, including secured indebtedness, that we or our subsidiaries may incur.
Use of proceeds	We will not receive any proceeds from this offering.

Trading of senior notes
The senior notes are not included in any quotation system. However, the senior notes are evidenced by global senior notes and the beneficial interests in the global senior notes are shown on, and transfers are effected through records maintained by Euroclear and Clearstream, Luxembourg and their direct and indirect participants.
Listing of Class A common stock	Our Class A common stock is traded on the Nasdaq National Market under the symbol "UCOMA."
Preemptive rights
Holders of our Class A common stock, Class B common stock and Class C common stock have no preemptive right under our certificate of incorporation; however, Liberty Media International, Inc. and certain of its affiliates are entitled to a contractual preemptive right under certain circumstances. See "Description of Capital Stock—Liberty Preemptive Right."
Dividends	We have never paid cash dividends on our common stock.

Risk Factors

        Investment in the senior notes and our Class A common stock involves risks. You should carefully consider the information under "Risk Factors," and all other information in this offering memorandum and the documents incorporated by reference, before investing in the senior notes.

RISK FACTORS

        An investment in the senior notes and our Class A common stock is subject to a number of risks. You should consider carefully the following risk factors, as well as the more detailed descriptions cross-referenced to the body of this offering memorandum and all of the other information in this offering memorandum or incorporated by reference into this offering memorandum.

Risks Related to Our Business

We have a history of operating losses, which may continue in the future

        We have experienced net losses from continuing operations in each of the fiscal years since we started doing business. We expect to continue to experience losses from continuing operations in the future, principally due to interest charges on our outstanding consolidated indebtedness and our significant depreciation and amortization expense as a result of our capital intensive business. Our operating losses include writedowns for impairment of the value of our assets, which amounted to $0.5 million, $402.2 million, $436.2 million and $1.3 billion for the three months ended March 31, 2004 and the years ended December 31, 2003, 2002 and 2001, respectively. We cannot assure you that we will not have further significant impairment charges in the future.

The video, telephone and Internet access businesses are capital intensive because it is expensive to add large numbers of customers outside our existing coverage area as well as upgrading our systems; we may not have, or have access to, sufficient capital to remain competitive, thereby increasing the risk that we will not be able to grow our business

        Adding large numbers of customers to our networks outside of our existing coverage area requires significant capital expenditures, including expenditures for labor and equipment costs. As technology changes in the video, telephone and Internet access industries, we may need to upgrade our systems to compete effectively in markets beyond what we currently plan. We may not have enough capital available from cash on hand, existing credit facilities and cash to be generated from operations for future capital needs. Our inability to pay for costs associated with adding new service areas, expanding or upgrading our networks or making our other planned or unplanned capital expenditures could limit our growth and harm our competitive position, earnings and stock price. We are currently focusing on increasing penetration in our existing service areas, but this may change in the future.

Since the communications industries in which we operate are highly regulated, adverse regulation of our services and rates charged to customers could decrease the value of our assets, increase our costs, restrict our offerings, limit our growth, favor our competitors, reduce the amount of future revenues we expect to recognize and harm our stock price

        The video, telephone and Internet access industries in which we operate are regulated far more extensively than some other industries. In most of our markets, regulation of video services can include price controls, service quality standards, requirements to carry specified programming and programming content restrictions. To operate our telephone services, we are generally required to obtain licenses from appropriate regulatory authorities, comply with interconnection requirements and obtain services from competing dominant telephone operators at prices that are subject to regulation. The growth of our Internet access services may be affected if more extensive laws and regulations are adopted with respect to electronic commerce, content restrictions, privacy and other issues.

        In The Netherlands, and at the European Union level, there are also debates ongoing regarding the question of what rights should be afforded to third parties in terms of access to cable networks. If we are required to offer third parties access to our distribution infrastructure for the delivery of video or Internet services without being able to specify the terms and conditions of such access, Internet service providers could potentially provide services that compete with our services over our network infrastructure. Providing third parties access to this distribution system may also diminish the value of our assets because we may not realize a full return on the capital that we invested in the distribution system. Even if regulatory changes do not, in fact, harm our business, the mere perception that these changes will hurt our business may harm our stock price.

        We may determine to acquire additional communications companies. These acquisitions may require the approval of governmental authorities, which can block, impose conditions or delay an acquisition.

Changes in technology may limit the competitiveness of our new services and demand for our new services, causing our revenues, growth and stock price to fall

        Technology in the video, telecommunications, data and Internet services industries is changing rapidly. Technology in these industries has changed more rapidly than in some other industries, thereby increasing the risk associated with technological change in our business compared to some businesses in other industries. This influences the demand for and costs of our products and services. Our ability to anticipate changes in technology and regulatory standards and to develop and introduce new and enhanced products successfully on a timely basis will affect our ability to continue to grow, increase our revenue and number of subscribers and remain competitive. For example, we have introduced new services, including:

  •
  additional video channels and tiers;

  •
  pay-per-view services with frequent starting times;

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  high-speed data and Internet access services; and

  •
  cable telephone services.

        The technologies used to provide these services are in operation in some of our systems as well as systems of other providers. However, we cannot be sure that demand for our services will develop or be maintained in light of other new technological advances. There could be delays in introducing our new services, such as access to the Internet through cable modems and telephone services. Further, our new services may not operate as intended.

        Our new products are also subject, in all of our markets, to a lack of market acceptance, delays in development and a failure to operate properly or meet customer expectations. There is no proven market for some of the advanced services we refer to above, and our infrastructure may not be able to support the demand that may develop for these services. There may not be sufficient demand for our telephone, Internet access and other advanced services. These factors may limit or harm our revenue, growth and stock price.

Lack of necessary equipment could delay or impair the expansion of our new services

        If we cannot obtain the equipment needed for our existing and planned services, our operating results and financial condition may be harmed. For example, a customer will need a digital set-top box to access the Internet or receive our other enhanced services through a television set. These boxes are being developed by several suppliers. If there are not enough affordable set-top boxes for subscribers, however, we may have to delay our expansion plans.

We may not be able to obtain attractive programming for our digital video services, thereby lowering demand for our services

        We rely on programming suppliers for the bulk of our programming content. We may not be able to obtain sufficient high-quality programming for our digital video services on satisfactory terms or at all in order to offer compelling digital video services. This may reduce demand for our services, thereby lowering our future revenues. It may also limit our ability to migrate customers from lower tier programming to higher tier programming, thereby inhibiting our ability to execute our business plan.

        We may not be able to obtain attractive programming for our video services in the local language. This could further lower our revenues and profitability. In addition, must-carry requirements may consume channel capacity otherwise available for other services.

We will likely encounter increased competition that may decrease the number of our subscribers and our revenues

        The video, telephone and Internet access industries in many of the markets in which we operate are competitive and often are rapidly changing. For video services, we face competition today from other cable television service providers, direct-to-home satellite service providers, terrestrial television broadcasters and other providers. In the provision of telephone services, our operating companies face competition from the incumbent telecommunications operator in each country. These operators have substantially more experience in providing telephone services and have greater resources to devote to the provision of telephone services. In many countries, our operating companies also face competition from wireless telephone providers, facilities-based and resale telephone operators, voice over Internet protocol providers and other providers. In the provision of Internet access services and online content, we face competition from incumbent telecommunications companies and other telecommunications operators, other cable-based Internet service providers, Internet portals and satellite, microwave and other wireless providers. The Internet services offered by these competitors include both traditional dial-up access services and high-speed access services. Digital subscriber line is a technology that provides high-speed Internet access over traditional telephone lines. Both incumbent and alternative providers offer digital subscriber line services. We expect digital subscriber line to be an increasingly strong competitor to our Internet service. If we are unable to compete effectively, we may lose subscribers, and our revenues and stock price may suffer.

We cannot be certain that we will be successful in integrating acquired businesses with our existing businesses

        Our success depends, in part, upon the successful integration of our new acquisitions and any future acquisitions we make. Although we believe that the consummation of our new acquisitions will result in significant benefits and synergies, the integration of these businesses will also present significant challenges, including:

  •
  realizing economies of scale in interconnection, programming and network operations, and eliminating duplicative overheads; and

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  integrating networks, financial systems and operational systems.

We cannot assure you, with respect to either our new acquisitions or future acquisitions, that we:

  •
  will realize any anticipated benefits; or

  •
  will successfully integrate any acquired business with our existing operations.

        From time to time we may acquire communications companies, all of which are likely to be located outside of the United States. These acquired companies may not have disclosure controls and procedures or internal controls over financial reporting that are as thorough or effective as those required by U.S. securities law. While we intend to implement appropriate controls and procedures as we integrate acquired companies, we may not be able to certify as to the effectiveness of these companies' disclosure controls and procedures or internal controls over financial reporting until we have fully integrated them.

The loss of key personnel could weaken our technological and operational expertise, delay the introduction of our new business lines and lower the quality of our service

        Our success and growth strategy depends, in large part, on our ability to attract and retain key management, marketing and operating personnel, both at the corporate and operating company levels. Because our operations extend to many countries, we may find it more difficult than companies that operate only or primarily domestically to attract and retain these personnel. Retaining a successful international management team may be particularly difficult because key employees may be required to live and work outside of their home countries and because experienced local managers are often unavailable. If we are not able to attract and retain qualified personnel, the level of our technical and operational expertise may decrease, lowering our growth and service quality.

We are exposed to numerous risks inherent to foreign investment, which may harm our revenues and profitability

        Unlike most other U.S. companies, we operate all of our businesses outside of the United States. Risks inherent in foreign operations include loss of revenue, property and equipment from expropriation, nationalization, war, insurrection, terrorism, general social unrest and other political risks, currency fluctuations, risks of increases in taxes and governmental royalties and fees and involuntary renegotiation of contracts with foreign governments. We are also exposed to the risk of changes in foreign and domestic laws and policies that govern operations of foreign-based companies. In addition, our operations have been adversely affected by downturns in global economic conditions. These downturns could hurt our revenues and profitability to a far greater extent than companies that do not conduct most of their operations abroad.

We are subject to currency risks, which may have a substantial adverse effect on our ability to service our debt

        We generate substantially all of our revenues in currencies other than the U.S. dollar. However, a portion of our costs, including programming costs, and a portion of our indebtedness are denominated in U.S. dollars. A total of $542.4 million, $787.9 million, $3.3 billion and $2.9 billion of our indebtedness was denominated in U.S. dollars as of March 31, 2004 and December 31, 2003, 2002 and 2001, respectively. Therefore, we experience currency exchange rate risks relating to our U.S. dollar-denominated obligations. Although we have entered into transactions to hedge a portion of the risk of exchange rate fluctuations, we cannot assure you that they will be successful. Accordingly, there is a risk that fluctuations in currency exchange rates will have a substantial adverse effect on our ability to service our U.S. dollar-denominated debt and other obligations.

Because we frequently do not hedge against foreign currency exchange rate and conversion risks, we may experience foreign exchange rate losses, reduced earnings and decreases in stockholders' equity

        We are exposed to foreign exchange rate fluctuations related to our operating subsidiaries' monetary assets and liabilities and the financial results of foreign subsidiaries when their respective financial statements are translated into U.S. dollars during consolidation. Assets and liabilities of foreign subsidiaries for which the functional currency is the local currency are translated into U.S. dollars at period-end exchange rates and the statements of operations are translated at actual exchange rates when known, or at the average exchange rate for the period. Exchange rate fluctuations on translating foreign currency financial statements into U.S. dollars that result in unrealized gains or losses are referred to as translation adjustments. Cumulative translation adjustments are recorded in other comprehensive income (loss) as a separate component of stockholders' equity (deficit). Our functional currency is the U.S. dollar, and transactions denominated in currencies other than our functional currency, such as will be the case when we issue the senior notes, are recorded based on exchange rates at the time such transactions arise. Subsequent changes in exchange rates result in transaction gains and losses, which are reflected in income as unrealized (based on period-end translations) or realized upon settlement of the transactions. Cash flows from our operations in foreign countries are translated at actual exchange rates when known, or at the average rate for the period. Certain items such as investments in debt securities of foreign subsidiaries, equipment purchases, programming costs, notes payable and notes receivable (including intercompany amounts) and certain other charges are, and the senior notes will be, denominated in a currency other than the respective company's functional currency, which results or will result in foreign exchange gains and losses recorded in the consolidated statement of operations. Accordingly, we may experience economic loss and a negative impact on earnings and equity with respect to our holdings solely as a result of foreign currency exchange rate fluctuations. For the three months ended March 31, 2004 and the years ended December 31, 2003, 2002 and 2001, we had foreign exchange gains (losses) of $(21.9) million, $121.6 million, $739.8 million and $(148.2) million, respectively. We also experienced a change in currency translation adjustments resulting in increases or decreases to stockholders' equity of $(48.1) million, $61.4 million, $(864.1) million and $11.2 million for the three months ended March 31, 2004 and the years ended December 31, 2003, 2002 and 2001, respectively.

Our 2002 merger transaction may limit our ability to use past operating losses and certain built-in losses to offset future taxable income

        As a result of the merger transaction that occurred on January 30, 2002, we experienced an ownership change as defined by Section 382 of the U.S. Internal Revenue Code of 1986, as amended, or the Code. Because of the ownership change, we are limited in our ability to use certain U.S. net operating losses and capital losses realized before the date of the ownership change to offset items of taxable income realized after that date. In addition, we had a significant "net unrealized built-in loss," as defined in Section 382(h) of the Code, inherent in our assets on the date of the ownership change. As a result, to the extent we sell these assets before January 30, 2007, we may be limited in our ability to use some, or all, of the respective built-in-losses to offset taxable income.

        The direct acquisition by us of senior notes of Old UGC, Inc., our wholly-owned subsidiary which was formerly known as UGC Holdings, Inc., or Old UGC, triggered "cancellation of debt" income at the Old UGC level for income tax purposes. Although such cancellation of debt income was excluded from taxable income because Old UGC was insolvent at the time such income was recognized, Old UGC was required to reduce certain of its tax attributes by the amount of cancellation of debt income so excluded. This reduction resulted in the elimination of substantially all of Old UGC's existing net operating loss carry forwards and a portion of its existing net capital loss carry forwards.

Because of our investments in foreign corporations, we may have to pay U.S. taxes on earnings of the foreign corporations regardless of whether such earnings are actually distributed to us, and we may be limited in claiming foreign tax credits; since substantially all of our revenue is generated through our foreign investments, these tax risks could have a material adverse impact on our effective income tax rate, financial condition and liquidity

        Because we do business in foreign countries and have controlling interests in most of our subsidiaries, such subsidiaries are considered to be "controlled foreign corporations" under U.S. tax law. As a result, certain income earned by most of our foreign subsidiaries during a taxable year when the subsidiaries have positive earnings and profits will be included in our income to the extent of the earnings and profits when the income is earned, regardless of whether the income is distributed to us. The income, often referred to as "Subpart F income," generally includes, but is not limited to, such items as interest, dividends, royalties, gains from the disposition of certain property, certain exchange gains in excess of exchange losses, and certain related party sales and services income. Because we and a majority of our subsidiaries are investors in, or are involved in, foreign businesses, we could have significant amounts of Subpart F income. Although we intend to take reasonable tax planning measures to limit our tax exposure, we cannot assure you that we will be able to do so.

        In addition, under the controlled foreign corporation rules, we may be required to include in our income the average adjusted tax basis of any "investment in U.S. property" held by one of our subsidiaries that qualifies as a controlled foreign corporation, or a "Subsidiary CFC," to the extent that a Subsidiary CFC has positive current or accumulated earnings and profits, as determined under U.S. federal income tax principles, even though we may not have received any actual cash distributions from the Subsidiary CFC. In particular, any material amount of earnings and profits generated by UPC's restructuring as described in its Second Amended Disclosure Statement dated January 7, 2003, filed in connection with UPC's reorganization under Chapter 11 of the bankruptcy code, may cause UGC Europe to have a material income inclusion with respect to UGC Europe's investment in UPC, a Subsidiary CFC, which, in turn, previously maintained an investment in UPC Polska (which constituted an "investment in U.S. property" with respect to UPC for 2003). In this connection, and as described in more detail below, we anticipate that (i) UPC's restructuring should not generate a material amount of earnings and profits for UPC, and (ii) as a result of the transactions undertaken in connection with UPC's restructuring, UPC will not have any remaining, material tax basis in any investment in U.S. property as determined for U.S. federal income tax purposes by reason of both the application of certain provisions of the Code and of certain internal restructuring efforts that UPC and UPC Polska have undertaken. If UGC Europe is required to recognize income as a result of its investment in UPC either as a result of UPC's restructuring, or in future years as a consequence of the operating activities of Subsidiary CFC's, the U.S. tax liability arising therefrom could have a material adverse impact on our financial condition and liquidity.

        In general, a U.S. corporation may claim a foreign tax credit against its U.S. federal income tax expense for foreign income taxes paid or accrued. A U.S. corporation may also claim a credit for foreign income taxes paid or accrued on the earnings of a foreign corporation paid to the U.S. corporation as a dividend. Because we must calculate our foreign tax credit separately for dividends received from certain of our foreign subsidiaries from those of other foreign subsidiaries and because of certain other limitations, our ability to claim a foreign tax credit may be limited. Some of our operating companies are located in countries with which the United States does not have income tax treaties. Because we lack treaty protection in these countries, we may be subject to high rates of withholding taxes on distributions and other payments from these operating companies and may be subject to double taxation on our income. Limitations on our ability to claim a foreign tax credit, our lack of treaty protection in some countries, and our inability to offset losses in one foreign jurisdiction against income earned in another foreign jurisdiction could result in a high effective U.S. federal tax rate on our earnings. Since substantially all of our revenue is generated abroad, including in jurisdictions that do not have tax treaties with the United States, these risks are proportionately greater for us than for companies that generate most of their revenue in the United States or in jurisdictions that have these treaties.

The restructuring of UPC and UPC Polska could result in material tax liabilities that would have a material adverse impact on the financial condition and liquidity of UGC Europe and, indirectly, on our financial condition

        On September 3, 2003, UPC discharged a substantial amount of debt in connection with its restructuring. The Code provides that when a debtor discharges its debt at a discount, the debtor generally realizes "cancellation of debt" income (and earnings and profits in the case of a corporation). The Code also provides that this cancellation of debt income can be excluded from taxable income and, subject to certain limitations, earnings and profits under certain circumstances, including when the cancellation of debt income occurs in a transaction consummated pursuant to the bankruptcy code. When a debtor excludes cancellation of debt income from taxable income under the bankruptcy code exclusion, the debtor must reduce its basis in certain tax attributes, including but not limited to, net operating losses, capital losses and tax basis in assets, by the amount of excluded income. The debtor may also exclude such cancellation of debt income from its earnings and profits, but only to the extent such cancellation of debt income is applied to reduce the debtor's basis in its assets. If the excluded income exceeds the reduction in basis of the debtor's assets, the debtor's current year earnings and profits are increased by the amount of such excess. An increase in current or future earnings and profits as a result of UPC's restructuring to the extent that we are required to include cancellation of debt income in our earnings and profits could impact our federal income tax liabilities as we could be required to recognize all or a portion of UPC's current or future earnings and profits as a deemed dividend under certain specific provisions of the Code.

        We currently expect that UPC will be able to exclude any realized cancellation of debt income associated with the UPC restructuring from its earnings and profits as determined for U.S. tax purposes under the bankruptcy code exclusion to the extent that UPC is able to reduce its adjusted tax basis in its assets. Any material amount of earnings and profits recognized as a result of UPC's restructuring of UGC Europe equity for UPC obligations as part of the reorganization plan may cause us to have a material income inclusion with respect to UPC's investments in U.S. property, which include (but are not limited to) UPC's investment in stock of certain U.S. corporations and certain outstanding receivables from UGC Europe. We expect UPC will be required to reduce the tax basis of its assets by a material amount as a result of the exclusion, which could have the effect of increasing UPC's earnings and profits as determined for U.S. tax purposes in subsequent years, if such assets are disposed of in a taxable disposition. Any increase in earnings and profits could impact our U.S. federal income tax liabilities by increasing required income inclusions under the U.S. Subpart F rules or investment in U.S. property rules.

        In December of 2003, UPC Polska converted into a single member LLC, which resulted in UPC Polska being treated as a disregarded entity for U.S. income tax purposes. As a result of this conversion we do not believe the stock of UPC Polska will continue to represent an investment in U.S. property of UPC, as determined for U.S. federal income tax purposes. However, because UPC held its interest in UPC Polska for most of the 2003 tax year, UPC is deemed to have a substantial investment in U.S. property for 2003. As such, we would be required to recognize income to the extent that UPC is subsequently deemed to have recognized positive earnings and profits for 2003 as a result of UPC's restructuring or otherwise under the investment in U.S. property rules described above. The resulting U.S. tax liability to us could be substantial.

        In connection with UPC's restructuring, UGC Europe exchanged its equity for both U.S. dollar and euro denominated UPC bonds. UGC Europe then exchanged these UPC bonds for UPC equity. UGC Europe realized both exchange gains and losses on the exchange of euro denominated UPC bonds for UPC equity. Such gains and losses are measured based on the purchase price paid and spot rate in effect when the bondholders who exchanged their UPC bonds for UGC Europe equity acquired such UPC bonds.

        Under Dutch tax law, the discharge of UPC's indebtedness in connection with its restructuring would generally constitute taxable income to UPC in the period of discharge. UPC has reached an agreement with the Dutch tax authorities whereby UPC is able to utilize net operating loss carry forwards to offset any Dutch income taxes arising from the discharge of debt in 2003. UPC, together with its "fiscal unity" companies, expects that for the year ended December 31, 2003 it had sufficient current year and carry forward losses to fully offset any income to be recognized on the discharge of the debt.

Risks Related to the Senior Notes and Our Class A Common Stock

The trading price of our Class A common stock has been subject to significant fluctuations in the past year and may fluctuate widely in the future, which likely would affect the trading price of the senior notes

        The stock market has recently experienced significant price and volume fluctuations that have affected the market prices of common stock of telecommunications, Internet and other technology companies. From January 1, 2004 through June 30, 2004, the price of our Class A common stock fluctuated between $6.50 and $10.90 per share. During 2003 the price of our Class A common stock fluctuated between $2.20 and $9.00 per share and during 2002 the price fluctuated between $1.19 and $6.41 per share, without adjustment for our 2004 rights offering.

        The market price of our common stock could be subject to such wide fluctuations in response to factors such as the following, some of which are beyond our control:

  •
  quarterly variations in our operating results;

  •
  operating results that vary from the expectations of securities analysts and investors;

  •
  announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;

  •
  announcements by third parties of significant claims or proceedings against us;

  •
  future sales of our common stock; and

  •
  overall stock market price and volume fluctuations.

        Because the senior notes are convertible into shares of our Class A common stock, we expect that the market price of our senior notes will be significantly affected by the trading price of our Class A common stock. We cannot assure you that the market price of our common stock will not decline below the price on the date of this prospectus, or that the trading price of our senior notes will not decline below the offering price. Also, we cannot assure you that after converting your senior notes you will be able to sell the shares of Class A common stock you receive thereby at a price equal to or greater than the price you paid for your senior notes.

Our holding company structure may affect your investment and our ability to service our indebtedness

        Substantially all of our operations are conducted through our subsidiaries. As a result, we are dependent upon our subsidiaries' results of operations and rely on dividends, advances and transfers of funds from our subsidiaries to generate the funds necessary to meet our ongoing debt service obligations, including payment of our obligations under the senior notes. Our subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts due on the senior notes or to provide us with funds for our payment obligations, whether by dividends, distributions, loans or other payments. Any payment of dividends, distributions, loans or advances by our subsidiaries will also be contingent upon our subsidiaries' earnings and could be subject to contractual or regulatory restrictions. Most of UGC Europe's operating subsidiaries are parties to the UPC Distribution bank facility which effectively restricts the payment of cash dividends. VTR's credit facility has similar restrictions. The UPC Distribution bank facility and VTR's bank facility are scheduled to terminate prior to the maturity of the senior notes and prior to the first date holders of the senior notes can require us to repurchase them. Until the termination of the bank facilities or amendment of such facilities to remove the restrictions on dividends, our access to cash payment from the majority of our operating subsidiaries will be limited. See "Description of Other Debt."

        Our right to receive any assets of any of our subsidiaries upon their liquidation or reorganization, and therefore the right of the holders of the senior notes to participate in those assets, will be structurally subordinated to the claims of that subsidiary's creditors. In addition, even if we were a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of our subsidiaries and any indebtedness of our subsidiaries senior to that held by us.

Our substantial consolidated indebtedness could adversely affect our ability to raise additional capital and operate our business

        We have significant leverage. As of March 31, 2004, we had consolidated debt (excluding accrued interest) of approximately $3.9 billion, substantially all of which was debt of our subsidiaries. In April 2004, we issued €500 million (the equivalent of approximately $618 million using the noon buying rate in New York on April 1, 2004, published by the Federal Reserve Bank of New York) of senior notes. If we or our subsidiaries are unable to repay amounts due under, or otherwise comply with the covenants included in, our credit facilities and other debt instruments, our lenders could seek legal remedies against us, including initiating bankruptcy or liquidation proceedings against us or proceeding against the collateral granted to them to secure that debt.

        The degree to which we and our subsidiaries are leveraged could have other important consequences to you, including, but not limited to, the following:

  •
  a substantial portion of cash flow from operations is required to be dedicated to debt service and is not available for working capital, capital expenditures or other purposes;

  •
  our ability to obtain additional financing for our subsidiaries in the future could be limited;

  •
  we may be at a disadvantage compared to our competitors that have proportionately less debt;

  •
  some of our subsidiaries' borrowings are at variable rates of interest, which could result in higher interest expense in the event of increases in interest rates;

  •
  our ability to execute our business plan, compete effectively, respond adequately to unforeseen events and take advantage of opportunities could be limited; and

  •
  the high level of debt could make us more vulnerable to a downturn in our operating performance and a decline in general economic conditions.

        We are exposed to the risk of fluctuations in interest rates, primarily through our EURIBOR and LIBOR-indexed credit facilities. We maintain a mix of fixed and variable rate debt and enter into various derivative transactions pursuant to our policies to manage exposure to movements in interest rates. We monitor our interest rate risk exposures using techniques including market value and sensitivity analyses. We manage the credit risks associated with our derivative financial instruments through the evaluation and monitoring of the creditworthiness of the counterparties. Although the counterparties may expose us to losses in the event of nonperformance, we do not expect such losses, if any, to be significant. We use interest rate exchange agreements to exchange, at specified intervals, the difference between fixed and variable interest amounts calculated by reference to an agreed-upon notional principal amount. We use interest rate cap agreements to lock in a maximum interest rate should variable rates rise, but enable us to otherwise pay lower market rates.

We are able to incur additional indebtedness

        The indenture under which we issued the senior notes does not include any restrictive covenants, so we may incur substantial additional indebtedness in the future. We cannot assure you that we will be able to meet our debt service obligations, including our obligations under the senior notes.

        In the event that internally generated funds and amounts available under our existing credit facilities are not sufficient to fund our capital expenditures and our debt service obligations, including the senior notes, we would be required to raise additional funds through the sale of equity securities, the refinancing of all or part of our indebtedness or the sale of assets. These alternatives are dependent upon financial, business and other general economic factors affecting us, many of which are beyond our control, and we cannot assure you that any of the alternatives would be available to us. While we believe that cash flow generated by operations, along with borrowing availability under existing credit facilities, will provide adequate sources of long-term liquidity, a significant drop in operating cash flows resulting from economic conditions, competition or other uncertainties beyond our control could increase the need for refinancing, new capital or both.

The terms of our subsidiaries' indebtedness impose significant restrictions on them, and may adversely affect our business

        Provisions of certain of our subsidiaries' credit agreements and indentures contain covenants that restrict the ability of such subsidiaries to:

  •
  incur additional indebtedness;

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  incur liens;

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  make investments;

  •
  enter into new lines of business;

  •
  pay dividends or make certain other restricted payments, including dividends and other distributions to us to provide us with cash to make payments on the senior notes;

  •
  consummate certain asset sales;

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  consolidate with any other person; or

  •
  sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of their assets.

        In addition, many of our subsidiaries are required to comply with financial ratio and other operating tests, under which they are required to achieve certain financial and operating results. Their ability to meet these financial ratios and tests may be affected by events beyond their or our control, and we cannot assure you that they will be met. In the event of a default under our subsidiaries' credit agreements or indentures, the lenders may declare the indebtedness immediately due and payable (after the expiration of any applicable grace periods), which could result in a default under other outstanding credit facilities and notes of our subsidiaries and the indenture governing the senior notes. We cannot assure you that such subsidiaries will have sufficient assets to pay indebtedness outstanding under their credit agreements and indentures. Any refinancing of such indebtedness is likely to contain similar restrictive covenants. Because we derive our cash flow and conduct our business through our subsidiaries, restrictions on our subsidiaries imposed by the terms of their indebtedness will restrict our ability to conduct our business and, among other things, to make payments on our outstanding obligations, including the senior notes.

The senior notes are unsecured and effectively subordinated to our secured indebtedness and structurally subordinated to all of the liabilities of our subsidiaries, and there are no operating or financial covenants in the indenture

        The senior notes are our general senior unsecured obligations, ranking equal in right of payment with our existing and any future unsubordinated and unsecured indebtedness. However, because they are unsecured, the senior notes will be effectively junior to any of our secured indebtedness as to claims against the assets securing such indebtedness. While we currently have no substantial secured indebtedness, the indenture under which the senior notes are issued does not restrict our ability to incur indebtedness that is secured. In the event of our bankruptcy, liquidation or reorganization, or upon acceleration of the senior notes due to an event of default under the indenture and in certain other events, our assets will be available to pay obligations on the senior notes only after all secured indebtedness has been paid to the extent of the value of the assets securing such indebtedness. As a result, there may not be sufficient assets remaining to pay amounts due on any or all of the outstanding senior notes. The senior notes are effectively subordinated to all of the liabilities of our subsidiaries. In the event of bankruptcy, liquidation or reorganization of any of our subsidiaries, holders of their indebtedness and their trade creditors will generally be entitled to payment on their claims from assets of those subsidiaries before any assets are made available for distribution to us. At March 31, 2004, our subsidiaries had approximately $3.9 billion of indebtedness reflected on our consolidated balance sheet, to which the senior notes would have been structurally subordinated had they been outstanding on that date.

        There are no operating or financial covenants in the indenture. Neither we nor our subsidiaries are restricted from incurring additional debt, including senior or secured indebtedness, under the indenture. If we or our subsidiaries incur additional debt or liabilities, our ability to pay our obligations on the senior notes could be adversely affected. We expect that we and our subsidiaries will from time to time incur additional indebtedness and other liabilities. In addition, we are not restricted from paying dividends or issuing or repurchasing our securities under the indenture.

An active trading market for the senior notes may not develop

        There is no public market for the senior notes. The initial purchaser of the senior notes has made a market in the senior notes, but it has no obligation to do so and may cease its market-making activities at any time. We do not intend to apply for a listing of any of the senior notes on any securities exchange or to apply to have the senior notes designated as eligible for trading on any quotation system. We cannot give you any assurance as to the continued existence or liquidity of any trading market for the senior notes. If an active market is not maintained, the market price and the liquidity of the senior notes may be adversely affected. As a result, you cannot be sure that an active trading market will develop for the senior notes.

        In addition, the liquidity and the market price of the senior notes may be adversely affected by changes in the prices at which the initial purchaser offers the senior notes, changes in the overall market for convertible securities and by changes in our financial performance or prospects, or in the prospects of the companies in our industry. The market price of the senior notes may also be significantly affected by the market price of our Class A common stock, which could be subject to wide fluctuations in response to a variety of factors, including those described in this "Risk Factors" section.

The conditional conversion feature could result in your eventual receipt of less value than that which you might have received if the senior notes were unconditionally convertible into shares of our Class A common stock and you could be adversely affected by our right to settle conversions and repurchases upon a change of control on specified dates in euro, shares of our Class A common stock or a combination of euro and shares and our choice of the settlement consideration

        The senior notes are convertible into shares of our Class A common stock only if specified conditions are met. If the specified conditions for conversion are not met, you will not be able to convert your senior notes. As a result, you may not be able to receive the value of our Class A common stock into which the senior notes otherwise might have been convertible.

        In addition to your right to convert the senior notes, the senior notes may be redeemed at our option on and after April 20, 2011 and you may require us to repurchase the senior notes on specified dates and upon a change of control. Although redemptions may be made only in euro, we have the right to settle conversions and repurchases upon a change of control in euro, shares of our Class A common stock or a combination of euro and shares at our option. Whatever option we choose may result in you receiving less value than you would have received if we had chosen a different option.

We may not have the ability to raise the funds necessary to purchase the senior notes on specified purchase dates, as required by the indenture governing the senior notes

        On April 15, 2011, April 15, 2014, and April 15, 2019, holders of the senior notes may require us to purchase their notes for euro. We cannot assure you that we would have sufficient financial resources, or would be able to arrange financing, to pay the purchase price for the senior notes tendered by holders. Failure by us to purchase the senior notes when required will result in an event of default with respect to the senior notes.

If you hold senior notes, you will not be entitled to any rights with respect to our Class A common stock that your senior notes are convertible into, but you will be subject to all changes made with respect to our Class A common stock

        If you hold senior notes, you will not be entitled to any rights with respect to our Class A common stock that your senior notes are convertible into (including, without limitation, voting rights and rights to receive any dividends or other distributions on our Class A common stock), but you will be subject to all changes affecting the Class A common stock. For example, in the event that an amendment is proposed to our restated certificate of incorporation or bylaws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to delivery of Class A common stock to you upon the conversion of your senior notes, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers, preferences or special rights of our Class A common stock effected by the amendment.

We may issue additional shares of Class A common stock and thereby materially and adversely affect the price of our Class A common stock

        We are not restricted from issuing additional Class A common stock during the life of the senior notes and have no obligation to consider your interests for any reason. If we issue additional shares of Class A common stock, it may materially and adversely affect the price of our Class A common stock and, in turn, the price of the senior notes.

Changes in our credit rating or the capital markets could adversely affect the value of the senior notes

        The selling price or any premium offered for the senior notes will be based on a number of factors, including:

  •
  our ratings with major credit rating agencies;

  •
  the prevailing interest rates being paid by other companies similar to us for similar securities; and

  •
  the overall condition of the financial markets.

        The condition of the capital markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future. Fluctuations in these factors could have an adverse effect on the price of the senior notes.

        In addition, credit rating agencies continually revise their ratings for the companies that they follow, including us. The credit rating agencies also evaluate our industry as a whole and may change their credit ratings for us based on their overall view of our industry. The senior notes have not been rated. We cannot be sure that credit rating agencies will subsequently provide or maintain ratings on the senior notes. A negative change in our ratings could have an adverse effect on the price of the senior notes.

Your conversion of a senior note may generate tax liabilities for you that are in excess of your cash holdings

        If you convert a senior note and if we elect to satisfy our conversion obligation through either a share settlement or a combined settlement, as described under the heading "Description of the Senior Notes—Conversion Settlement Options," you may become liable for the payment of tax liabilities that are in excess of your available cash. If you are a U.S. holder of a senior note and your functional currency is the U.S. dollar, these tax liabilities may arise as a result of a decrease in the value of the U.S. dollar relative to the value of the euro (generally referred to as "exchange gain"), or as a result of appreciation in the value of our Class A common stock (generally referred to as "market gain"), or as result of receiving Class A common stock that, pursuant to the indenture, is deemed to be received in satisfaction of accrued interest, or as a result of any combination of these three events. If you are a non-U.S. holder of a senior note and your functional currency is the euro, and if you have certain past or present connections with the U.S., these tax liabilities may arise in connection with realized market gain that must be recognized, or as a result of receiving Class A common stock that, pursuant to the indenture, is deemed to be received in satisfaction of accrued interest, or as a result of both these events, but, in general, you should not realize any exchange gain.

        If you become liable for the payment of tax liabilities that are in excess of your available cash, you might, depending upon your particular circumstances, have to sell non-cash assets that you own in order to satisfy your tax liabilities. We urge you to consult your tax advisor to determine the tax consequences, including state, local, foreign or other tax consequences, associated with investing in the senior notes. We also urge you to consult your tax or other advisor, such as a financial advisor, to determine your ability to make timely payment with respect to any tax liabilities that you may incur as a result of exercising the conversion feature associated with a senior note. For a summary of the U.S. federal income tax consequences that are expected to be material to typical U.S. and non-U.S. holders that invest in the senior notes, see the discussion under the heading "Material United States Federal Income Tax Consequences."

An adjustment to the conversion price of the senior notes may generate tax liabilities for you even though you will not actually receive a distribution of cash or other property

        The conversion price of the senior notes is subject to adjustment upon the occurrence of certain events or otherwise at our discretion, subject to compliance with applicable stockholder approval rules set forth in Rule 4350 of the Nasdaq Marketplace Rules, as described under the heading "Description of the Senior Notes—Conversion Price Adjustments." If the conversion price of the senior notes is adjusted, such adjustment may result in your deemed receipt of a stock distribution that may be subject to U.S. federal income tax. We urge you to consult your tax advisor to discuss the tax consequences associated with an adjustment to the conversion price of the senior notes. For a summary of the U.S. federal income tax consequences that are expected to be material to typical U.S. and non-U.S. holders that invest in the senior notes, see the discussion under the heading "Material United States Federal Income Tax Consequences."

Liberty controls us and may have interests that differ from yours and may result in us acting in a manner inconsistent with your general interests

        Liberty Media International, or Liberty, currently owns approximately 53% of our outstanding common stock, which represents approximately 90% of the combined voting power of our common stock. Liberty has a preemptive right to acquire additional shares of our Class A common stock to maintain its ownership interest any time that we sell shares of our Class A common stock.

        As a result of its ownership of our common stock and the voting power attributable thereto, Liberty has sufficient voting power, without the vote of any other stockholder, to determine the outcome of any action presented to a vote of our stockholders, including the approval of extraordinary corporate transactions and amendments to our certificate of incorporation and bylaws. The interests of Liberty may diverge from your interests, and it may be in a position to cause or require us to act in a way that is inconsistent with the general interests of the other holders of our common stock.

        Liberty is not guaranteeing our payment obligation under the senior notes, and will not have any obligation to provide funds to us with which to pay the senior notes.

It may be difficult for a third party to acquire us, even if doing so may be beneficial to our stockholders

        Certain provisions of our restated certificate of incorporation and bylaws may discourage, delay or prevent a change in control of our company that a stockholder may consider favorable. These provisions include the following:

  •
  authorizing the issuance of "blank check" preferred stock that could be issued by our board of directors to increase the number of outstanding shares and thwart a takeover attempt;

  •
  classifying our board of directors with staggered three-year terms, which may lengthen the time required to gain control of our board of directors;

  •
  that vacancies on the board of directors may only be filled by the remaining directors;

  •
  that our stockholders may adopt, amend or repeal our bylaws only with the approval of holders of at least 66 2/3% of the voting power;

  •
  limiting who may call special meetings of stockholders;

  •
  prohibiting stockholder action by written consent, thereby requiring all stockholder actions to be taken at a meeting of the stockholders; and

  •
  establishing advance notice requirements for nominations of candidates for election to the board of directors or for proposing matters that can be acted upon by stockholders at stockholder meetings.

FORWARD LOOKING STATEMENTS

        Some information in this prospectus contains, in addition to historical information, certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on management's beliefs, as well as on assumptions made by and information currently available to management. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, or industry results, to be materially different from what we say or imply with such forward-looking statements. All statements other than statements of historical fact included herein may constitute forward-looking statements. In addition, when we use the words "may," "will," "expects," "intends," "estimates," "anticipates," "believes," "plans," "seeks" or "continues" or the negative thereof or similar expressions herein, we intend to identify forward-looking statements. Although we believe that our expectations with respect to the forward-looking statements are based upon reasonable assumptions within the bounds of our knowledge of our business and operations, we cannot assure you that our actual results, performance or achievements will not differ materially from any future results, performance or achievements expressed or implied from such forward-looking statements. Such forward-looking statements involve known and unknown risks and could cause actual results to differ materially from our expectations, including, but not limited to:

  •
  national and international economic and market conditions;

  •
  competitive activities or other business conditions;

  •
  customer reception of our existing and future services;

  •
  statements concerning our plans, objectives and future economic prospects;

  •
  potential restructuring of our subsidiaries' capital structure;

  •
  potential refinancing of our subsidiary UPC Distribution's bank facility;

  •
  expectations, beliefs, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts;

  •
  changes in television viewing preferences and habits by our subscribers and potential subscribers and their acceptance of new technology, programming alternatives and new video services that we may offer and acceptance of our newer digital video, telephone and Internet access services;

  •
  our ability to manage and grow our newer digital video, telephone and Internet access services;

  •
  our ability to secure adequate capital to fund other system growth and development and planned acquisitions;

  •
  our ability to successfully close proposed transactions and restructurings;

  •
  risks inherent in investment and operations in foreign countries;

  •
  changes in government regulation;

  •
  changes in the nature of key strategic relationships with joint venture partners;

  •
  consumer spending levels, including the availability and amount of individual consumer debt;

  •
  spending on domestic and foreign advertising;

  •
  continued consolidation of the broadband distribution industry;

  •
  uncertainties inherent in the development and integration of new business lines and business strategies;

  •
  the expanded deployment of personal video recorders and the impact on cable advertising revenue;

  •
  rapid technological changes;

  •
  the ability of suppliers and vendors to deliver products, equipment, software and services;

  •
  the outcome of any pending or threatened litigation;

  •
  availability of qualified personnel;

  •
  competitor responses to our products and services, and the products and services of the entities in which it has interests; and

  •
  threatened terrorists attacks and ongoing military action in the Middle East and other parts of the world.

        You should be aware that the video, voice and Internet access services industries are changing rapidly, and, therefore, the forward-looking statements and statements of expectations, plans and intent herein are subject to a greater degree of risk than similar statements regarding certain other industries.

        All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by our discussion of these factors. Other than as may be required by applicable law, we undertake no obligation to release publicly the results of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances. We caution you, however, that this list of risk factors and other cautionary language contained herein may not be exhaustive.

USE OF PROCEEDS

        We will not receive any proceeds from the sale by the selling security holders of the senior notes and shares of Class A common stock covered by this prospectus.

DIVIDEND POLICY

        We have never paid cash dividends on our shares of Class A common stock and do not intend to pay cash dividends in the foreseeable future. If you purchase any senior notes and subsequently convert them into shares of our Class A common stock or we repurchase your senior notes with such shares, you should not expect to receive dividends with respect to your investment in our Class A common stock.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

        Liberty Media Corporation had acquired a substantial cumulative interest in us over a period of several years and in connection with a number of distinct acquisitions. Liberty Media Corporation's largest acquisition occurred in January 2002, whereby its economic and voting interest increased from approximately 11% and 37%, respectively, to approximately 73% and 94%, respectively. Because of certain voting and standstill agreements entered into among us, Liberty Media Corporation and our founding stockholders in connection with this transaction, Liberty Media Corporation was unable to control us and therefore accounted for its investment in us under the equity method of accounting until its acquisition of our founding stockholders' shares on January 5, 2004, when those voting restrictions terminated and Liberty Media Corporation was able to fully exercise its voting rights and control us. Upon consummation of this "Founders Transaction," our financial statements changed to reflect the push down of Liberty's basis and, as a result, we have a new basis of accounting effective January 1, 2004.

        In May 2004 Liberty Media Corporation transferred substantially all of its interest in us to Liberty, at the time its wholly owned subsidiary. On June 7, 2004 Liberty Media Corporation distributed all of the capital stock of Liberty to Liberty Media Corporation's stockholders in a spin-off.

        In the table below, we provide you with our unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2003, to give you a better understanding of what our results of operations might have looked like had Liberty Media Corporation pushed down its investment basis in us to our financial statements as of January 1, 2003.

        This unaudited pro forma condensed consolidated financial information is derived from our audited historical consolidated financial statements and related notes incorporated by reference herein, in addition to certain assumptions and adjustments, which are described in the accompanying notes. This unaudited pro forma condensed consolidated financial information should be read together with our audited historical consolidated financial statements and related notes, and other financial information pertaining to us, incorporated by reference herein. You should not rely on this unaudited pro forma condensed consolidated financial information as being indicative of historical results that we would have had or future results that we will experience as a result of the Founders Transaction. This unaudited pro forma condensed consolidated financial information is based on an allocation of Liberty's investment basis in us at each respective step acquisition date, based on the estimated fair values of our assets and liabilities on such dates.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

	Year Ended December 31, 2003
	Historical	Founders Transaction		Unaudited Pro Forma
	(In thousands, except per share information)
Revenue	$1,891,530	$—		$1,891,530
Operating expense and other	(2,547,544)	(7,435	)(1)	(2,554,979)

Operating loss	(656,014)	(7,435)		(663,449)
Interest expense, net	(314,078)	7,198	(2)	(306,880)
Gain on extinguishment of debt	2,183,997	(974,239	)(3)	1,209,758
Other income (expense), net	386,170	(316,667	)(4)	69,503

Income (loss) before income taxes and other items	1,600,075	(1,291,143)		308,932
Other	395,293	(284,702	)(4)	110,591

Net income	$1,995,368	$(1,575,845)		$419,523

Basic net income (loss) per common share	$7.41	$(4.61)		$2.80 (5)

Diluted net income (loss) per common share	$7.41	$(4.61)		$2.80 (5)

Notes to the Unaudited Pro Forma Condensed Consolidated Statement of Operations

(1)
Represents the effect on depreciation and amortization expense for the period from the excess of fair value over carrying amount allocated to property, plant and equipment and definite-lived intangible assets such as customer relationships.

(2)
Represents the net effect on interest expense for the period from the reduction of the carrying amount of certain of our debt securities to fair value.

(3)
Represents the reduction of the gain on extinguishment of debt related to UPC's senior notes and senior discount notes, as Liberty had recorded this debt at its estimated fair value in its purchase accounting.

(4)
Represents the effect of other pushdown adjustments, primarily a reversal of the gain on the deconsolidation of our interest in United Australia/Pacific, Inc., as Liberty recorded this interest in UAP at an estimated fair value of nil in its purchase accounting.

(5)
Represents the pro forma effect on earnings per share, as follows:

Year Ended December 31, 2003
Numerator (Basic) (in thousands):
Pro forma net income	$419,523
Pro forma gain on issuance of Class A common stock for preference shares of our European subsidiary	870,032
Equity transactions of subsidiaries	6,555

Basic net income attributable to common stockholders	$1,296,110

Denominator (Basic):
Basic weighted-average number of common shares outstanding	462,024,232

Numerator (Diluted) (in thousands):
Pro forma net income	$419,523
Pro forma gain on issuance of Class A common stock for preference shares of our European subsidiary	870,032
Equity transactions of subsidiaries	6,555

Diluted net income (loss) attributable to common stockholders	$1,296,110

Denominator (Diluted):
Basic weighted-average number of common shares outstanding	462,024,232
Incremental shares attributable to the assumed exercise of outstanding stock appreciation rights	109,544
Incremental shares attributable to the assumed exercise of contingently issuable shares	92,470
Incremental shares attributable to the assumed exercise of outstanding options (treasury stock method)	220,115

Diluted weighted-average number of common shares outstanding	462,446,361

DESCRIPTION OF THE SENIOR NOTES

        The 1 3/4% Convertible Senior Notes due April 15, 2024 were issued pursuant to an indenture dated as of April 6, 2004, between The Bank of New York, as trustee, and us.

        The following summary of certain provisions of the indenture and the senior notes does not purport to be complete and is qualified in its entirety by reference to all the provisions of the indenture and the senior notes. It does not restate the indenture or the senior notes in their entirety. We urge you to read the indenture and the senior notes because they, and not this description, define your rights as a holder of the senior notes. Copies of the form of indenture and form of certificate evidencing the senior notes are available from us on request at our address set forth under "Where You Can Find More Information About Us."

        Capitalized terms used and not otherwise defined in this section have the meanings ascribed to them in the indenture. In this section of this prospectus, when we refer to "we," "our," "us," or "UGC" we are referring to UnitedGlobalCom, Inc. and not any of its subsidiaries.

Ranking; Holding Company Structure

        The senior notes:

  •
  are our unsecured, general obligations;

  •
  rank equally in right of payment with all of our other existing and future unsubordinated and unsecured indebtedness; and

  •
  rank senior in right of payment to all of our existing and future subordinated indebtedness.

        Our operations are conducted through our subsidiaries and, therefore, we depend on the cash flow of our subsidiaries to meet our obligations, including our obligations under the senior notes. Our subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts due on the senior notes or to provide us with funds for our payment obligations, whether by dividends, distributions, loans or other payments. Any distribution of earnings to us from our subsidiaries, or advances or other distributions of funds by these subsidiaries to us, all of which are subject to statutory or contractual restrictions, are contingent upon the subsidiaries' earnings and are subject to various business considerations.

        The senior notes are effectively subordinated in right of payment to all indebtedness and other liabilities and commitments (including trade payables and lease obligations) and preferred stock of our subsidiaries. Any right we have to receive assets of any of our subsidiaries upon the subsidiary's liquidation or reorganization (and the consequent right of the holders of the senior notes to participate in those assets) will be effectively subordinated to the claims of that subsidiary's creditors and preferred interest holders, except to the extent that we are recognized as a creditor of the subsidiary, in which case our claims would still be subordinate in right of payment to any security in the assets of the subsidiary and any indebtedness of the subsidiary senior to that held by us. As of March 31, 2004, we had outstanding no indebtedness, whether secured or unsecured or subordinated or unsubordinated. As of March 31, 2004, our subsidiaries had approximately $3.9 billion of indebtedness outstanding, all of which will rank structurally senior to the senior notes. The indenture does not limit the amount of indebtedness, including secured indebtedness, that we or our subsidiaries may incur.

        Neither we nor our subsidiaries are restricted from paying dividends, incurring debt, or issuing or repurchasing our securities under the indenture. However, other agreements to which some of our subsidiaries are parties restrict those subsidiaries from paying dividends. In addition, the indenture does not contain any financial or operating covenants. You are not protected under the indenture in the event of a highly leveraged transaction or a change of control of us, except to the extent described under "—Purchase of Senior Notes at Your Option Upon a Change of Control."

Principal, Maturity and Interest

        The senior notes are limited to €500 million aggregate principal amount and mature on April 15, 2024, unless earlier converted by you, redeemed at our option or repurchased by us at your option.

        Interest on the senior notes accrues at the annual rate of 1 3/4%, which rate may be increased as described in "—Registration Rights" below, and will be payable semiannually in arrears, on April 15 and October 15 (each an "interest payment date"), beginning October 15, 2004, to the record holders thereof at the close of business on each preceding April 1 and October 1 (each a "record date"), except that we will pay interest payable at maturity or on a repurchase or redemption date to the person or persons to whom principal is payable. If any date on which interest is payable is not a business day, we will pay interest on the next business day (without any interest or other payment due on account of the delay). Interest is computed on the basis of a 360-day year comprised of twelve 30-day months. If the maturity date or any redemption date or purchase date for the senior notes falls on a day that is not a business day, we will pay the interest and principal on the next business day (without any interest or other payment due on account of the delay). A "business day" means any day (other than Saturdays and Sundays) on which the banking institutions in New York City are open for business.

        Interest on the senior notes accrues from the date of issuance or, if interest has already been paid, from the date it was most recently paid.

        The holders of senior notes must surrender their senior notes to a paying agent to collect principal payments. Any cash or securities deposited with the trustee or any paying agent, or then held by us, in trust for the payment of principal of any senior notes and remaining unclaimed for two years after such amount has become due and payable shall be paid to us on our request, or, if then held by us, shall be discharged from such trust; and the holders of such senior notes shall thereafter, as unsecured general creditors, look only to us for payment thereof, and all liability of the trustee or such paying agent with respect to such trust money, and all liability of us as trustee thereof, shall thereupon cease.

        We have appointed The Bank of New York to serve as registrar and paying agent for the senior notes. The address of The Bank of New York is 101 Barclay Street, New York, New York 10286.

        The senior notes were issued without coupons and in fully registered form only, in minimum denominations of €1,000 principal amount and in integral multiples of €1,000. No service charge will be made for any registration of transfer or exchange of the senior notes, but we may require payment to cover any transfer tax or similar governmental charge.

Conversion of Senior Notes

General

        Subject to the satisfaction of the conditions and under the circumstances described below, holders may convert their senior notes into shares of our Class A common stock at an initial conversion price of €9.7561. We may satisfy any conversion of senior notes, at our option, with such shares or with euro or a combination of euro and shares of our Class A common stock. Holders may surrender senior notes for conversion prior to the maturity of the senior notes in the following circumstances:

  •
  upon satisfaction of the market price condition;

  •
  we call your senior notes for redemption;

  •
  upon satisfaction of the trading price conditions; or

  •
  we make certain distributions to holders of our Class A common stock or we effect specified corporate transactions.

Conversion Upon Satisfaction of the Market Price Condition

        A holder may surrender any or all of its senior notes for conversion into shares of our Class A common stock during any calendar quarter commencing after March 31, 2004, if (A) the product of (1) the closing sale price of our Class A common stock for at least 20 trading days in the period of 30 consecutive trading days ending on the last trading day of the quarter preceding the quarter in which the conversion occurs and (2) the currency rate on each such day exceeds (B) 130% of the conversion price per share of our Class A common stock on that 30th trading day. The conversion agent, which initially is the trustee, determines on our behalf at the end of each quarter whether the senior notes are convertible as a result of the market price of our Class A common stock.

        The "closing sale price" of our Class A common stock means, on any date of determination, the closing per share sale price (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date on the Nasdaq National Market as reported by the Nasdaq National Market, or if the shares are not then quoted on the Nasdaq National Market, on the principal United States securities exchange on which our Class A common stock is listed, as reported in composite transactions, or, if our Class A common stock is not listed on a United States securities exchange, as reported by the National Quotation Bureau Incorporated or similar organization.

        The "currency rate" means, for any day for which it is to be determined, the noon buying rate between the euro and the U.S. dollar (in euro per U.S. dollar) as quoted by the Federal Reserve Bank of New York. If no noon buying rate is quoted on a day for which the currency rate is to be determined, the currency rate on that day is the noon buying rate quoted on the first day on which such rate is quoted preceding that day on which the currency rate was to be determined.

        The initial conversion price of €9.7561 is equivalent to a conversion price of $12.0000 per share and conversion rate of 102.5000 shares per €1,000 principal amount of senior notes.

Conversion Upon Notice of Redemption

        A holder may surrender for conversion any of its senior notes as to which we have issued a notice of redemption, even if the senior notes are not otherwise convertible at that time. To be effective, a holder must surrender its senior notes for conversion prior to the close of business on the second business day immediately preceding the redemption date.

        When we say "close of business," we mean the close of business in the city in which the conversion agent or paying agent, as the case may be, to whom senior notes are surrendered for conversion, redemption or repurchase by us is located.

Conversion Upon Trading Price of the Senior Notes Falling Below Trading Value of the Senior Notes

        A holder may surrender any of its senior notes for conversion into shares of our Class A common stock during the five consecutive trading-day period immediately following any ten consecutive trading-day period in which the trading price for the senior notes for each day of such period was less than 100% of the conversion value of the senior notes on the same day.

        The "trading price" of the senior notes means, on any date of determination, the average of the secondary market bid quotations per €1,000 principal amount of senior notes obtained by the conversion agent for €5,000,000 principal amount of senior notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers we select; provided, that if at least three such bids cannot reasonably be obtained by the conversion agent, but two such bids can reasonably be obtained, then the average of these two bids shall be used; provided, further, that if at least two such bids cannot reasonably be obtained, but one such bid can reasonably be obtained, this one bid shall be used. If the conversion agent cannot reasonably obtain at least one bid for €5,000,000 principal amount of the senior notes from a nationally recognized securities dealer or, in our reasonable judgment, the bid quotations are not indicative of the secondary market value of the senior notes, then the trading price of the senior notes will equal (a) the applicable conversion rate of the senior notes multiplied by (b) the product of (i) the average closing sale price of our Class A common stock for the five trading days ending on such determination date and (ii) the currency rate on such determination date.

        The "conversion value" of the senior notes is equal to the product of (A) the closing sale price of our shares of Class A common stock on a given day multiplied by the currency rate on such day and (B) the number of shares of Class A common stock issuable upon conversion of €1,000 principal amount of the senior notes (which will then equal €1,000 divided by the then applicable conversion price).

        The conversion agent has no obligation to determine the trading price of the senior notes unless we have requested it to make that determination, and we have no obligation to make that request unless a holder of senior notes provides us with reasonable evidence that the trading price of the senior notes is less than 100% of the conversion value of the senior notes.

Conversion Upon Certain Distributions or Specified Corporate Events

        If we distribute to all holders of our Class A common stock:

  •
  rights entitling them to purchase, for a period expiring within 60 days after the date of the distribution, shares of our Class A common stock at less than the closing sale price of our Class A common stock on the trading day immediately preceding the declaration date of such distribution, or

  •
  cash or other assets, debt securities or rights to purchase our securities, which distribution has a per share value as determined by our board of directors exceeding 10% of the closing sale price of our Class A common stock on the trading day immediately preceding the declaration date of such distribution, we must notify holders of senior notes at least 20 days prior to the earlier of the record date and the ex-dividend date for such distribution. Once we have given such notice, holders may surrender their senior notes for conversion, in whole or in part, at any time until the close of business on the earlier of the business day immediately prior to the record date and the date of our announcement that such distribution will not take place, even if the senior notes are not otherwise convertible at that time. Holders of senior notes do not have a conversion right upon the occurrence of a distribution otherwise contemplated hereby if they have a right to participate in the distribution without conversion. For this purpose, an adjustment to the conversion price of the senior notes does not constitute "participation" in the distribution. The "ex-dividend date" is the first date upon which a sale of the Class A common stock does not automatically transfer the right to receive the relevant distribution from the seller of the shares.

        In addition, if we become a party to a consolidation, merger, binding share exchange or sale of all or substantially all of our assets, pursuant to which our Class A common stock would be converted into cash, securities or other property, holders may surrender senior notes for conversion at any time from and after the opening of business on the day 15 days prior to the anticipated effective date of the transaction until the close of business on the earlier of the effective date of the transaction and the date on which we announce that the transaction will not take place. If the transaction also constitutes a change of control, the period during which you may convert your senior notes will be extended until the close of business on the second business day prior to the change of control purchase date described under "—Purchase of Senior Notes at Your Option Upon Change of Control." However, holders of senior notes do not have a conversion right in connection with a consolidation, merger, binding share exchange or sale of all or substantially all of our assets if at least 90% of the consideration (excluding cash payments for fractional share interests and cash payments pursuant to dissenters' rights) in such transaction consists of common stock, American Depositary Shares or other certificates representing equity interests traded on a United States national securities exchange or quoted on the Nasdaq Stock Market, or will be so traded or quoted when issued or exchanged in connection with such transaction and as a result of such transaction or transactions the senior notes become convertible into such publicly traded securities.

        If we engage in certain reclassifications of our Class A common stock or are a party to a consolidation, merger, binding share exchange or sale of all or substantially all of our assets pursuant to which our Class A common stock is converted into cash, securities or other property, then from and after the effective time of the transaction, the right to convert the senior notes into our Class A common stock will be changed into a right to convert the senior notes into the kind and amount of cash, securities or other property which the holder would have received if the holder had converted its senior notes immediately prior to the transaction. No adjustment will be made to the conversion price of the senior notes as a result of a transaction described in the preceding sentence.

        If any transaction described in the preceding paragraph also constitutes a change of control, holders of senior notes can require us to purchase all of a portion of their senior notes as described under "—Purchase of Senior Notes at Your Option Upon Change of Control."

        If a holder of a senior note has delivered notice of its election to have such note purchased at its option as described in the section "—Purchase of Senior Notes at Your Option on Specified Dates" or as a result of a change of control as described in the section "—Purchase of Senior Notes at Your Option Upon a Change of Control," such note may only be converted if the notice of election is withdrawn in accordance with the procedures described in those respective sections.

Conversion Procedures

        During any period in which the senior notes are convertible, a holder may convert its senior notes, in whole or in part, so long as the senior notes converted are in integral multiples of €1,000.

        Upon conversion, we will deliver to you, at our option as described in the section "—Conversion Settlement Options," shares of our Class A common stock, euro or a combination of euro and shares of Class A common stock in exchange for your senior note. If your senior note has any accrued but unpaid interest thereon at the time of conversion, you will not receive an additional payment in respect of such accrued and unpaid interest and we will not adjust the conversion price of your senior note to account for such interest.

        Instead, pursuant to the indenture, a portion of the euro or shares of our Class A common stock, or both, that we deliver to you in satisfaction of our conversion obligation shall be considered received by you in respect of any accrued but unpaid interest. Any such accrued but unpaid interest shall be considered first paid in euro and, to the extent necessary, any remaining accrued but unpaid interest shall be considered paid in shares of our Class A common stock.

        We will not deliver fractional shares of Class A common stock. Instead, to the extent you would otherwise be entitled to a fractional share, we will make a payment to you in euro based on the closing sale price of our Class A common stock on the trading day immediately prior to the conversion date and the currency rate on that trading day.

        Delivery of the shares or euro or both payable by us in satisfaction of your conversion right is deemed to satisfy our obligation to pay the principal amount of the senior notes and to satisfy our obligation to pay accrued and unpaid interest attributable to the period from the most recent interest payment date through the conversion date. As a result, unpaid interest through the conversion date is deemed to be paid in full rather than cancelled, extinguished or forfeited.

        If a holder surrenders a senior note for conversion between the close of business on any record date for the payment of an installment of interest and the opening of business on the related interest payment date, the holder must deliver payment to us in euro in an amount equal to the interest payable on that interest payment date on the principal amount to be converted together with the senior note to being surrendered for conversion.

        If a holder converts its senior notes, we will pay any documentary, stamp or similar issue or transfer tax due on the issue of any share of our Class A common stock upon the conversion, unless the tax is due because the holder requests that the shares be issued or delivered to a person other than the holder, in which case the holder is required to pay the tax.

        For so long as the senior notes are represented by global notes registered in the name of the common depositary for the Clearing Systems or its nominee, conversions may be effected regular way only through participants in the Clearing Systems in accordance with their respective rules and operating procedures. The conversion right at that time will be exercisable by a holder of a senior note in certificate form as follows:

  •
  by completing and manually signing a conversion notice in the form available from the conversion agent, which is initially the trustee, and delivering the conversion notice to the conversion agent;

  •
  by surrendering the senior notes to be converted to the conversion agent;

  •
  if the conversion date occurs between the close of business on the record date for an installment of interest and the opening of business on the payment date for the related interest payment date, by delivering euro in an amount equal to the interest payable on that interest payment date on the principal amount to be converted;

  •
  if required, by furnishing appropriate endorsement and transfer documents; and

  •
  if required, by paying all transfer or similar taxes.

        We refer to the date on which all of the foregoing requirements for conversion of a particular senior note are satisfied as the conversion date for that senior note. We will settle the conversion of a senior note after the conversion date within the period described under "—Conversion Settlement Options" below. The delivery of a conversion notice is irrevocable.

Conversion Settlement Options

        Upon conversion, we will satisfy all of our obligations (the "conversion obligation") by delivering to you, at our option, either (a) shares of our Class A common stock, (b) euro or (c) a combination of euro and shares of our Class A common stock, as follows:

  (1)
  Share Settlement. If we elect to satisfy our conversion obligation entirely in shares of our Class A common stock, then we will deliver to you a number of shares of our Class A common stock equal to the aggregate principal amount of the senior notes you are converting divided by the then applicable conversion price.

  (2)
  Cash Settlement. If we elect to satisfy our conversion obligation entirely in euro, then we will deliver to you euro in an amount equal to the product of (A) a number equal to the aggregate principal amount of senior notes to be converted by you divided by the then applicable conversion price, and (B) the arithmetic mean of the volume weighted average prices of our Class A common stock on each trading day during the applicable cash settlement averaging period described below determined after converting such prices to euro by multiplying each such price by the currency rate on the applicable trading day.

  (3)
  Combined Settlement. If we elect to satisfy a portion of the conversion obligation in euro (the "partial cash amount") and a portion in shares of our Class A common stock, then we will deliver to you such partial cash amount plus a number of shares equal to (A) the cash settlement amount as set forth in clause (2) above minus such partial cash amount, divided by (B) the arithmetic mean of the volume weighted average prices of our Class A common stock on each trading day during the applicable cash settlement averaging period described below determined after converting such prices to euro by multiplying each such price by the currency rate on the applicable trading day.

        The applicable cash settlement averaging period is the five trading-day period beginning on the first trading day after the conversion date.

        If we elect to satisfy our conversion obligation solely in shares of our Class A common stock (and euro for any fractional share interest), delivery of such shares will occur within three trading days after the conversion date. If we elect to satisfy our conversion obligation by cash settlement or combined settlement, delivery of such euro or euro and shares will occur within three trading days after the applicable cash settlement period. If any day for settlement in respect of the senior notes is not a business day, such settlement will not be made until the next following business day, and no interest or other payment shall be paid in respect of the delay in such settlement.

        If we choose to satisfy the conversion obligation by cash settlement or combined settlement, then we will notify you, through the trustee, of the percentage or amount to be satisfied in euro at any time on or before the date that is two business days following receipt of your notice of conversion. Share settlement will apply automatically if we do not notify you that we have chosen another settlement method.

        We will not in any event issue fractional shares of Class A common stock upon conversion of senior notes. To the extent a holder would otherwise be entitled to a fractional share interest, we will pay euro in lieu of such fractional share interest based on the closing sale price of our Class A common stock on the trading day immediately prior to the conversion date and the currency rate on such trading day.

        A "trading day" means a day during which trading in securities generally occurs on the Nasdaq National Market (or, if our Class A common stock is not quoted on the Nasdaq National Market, on the principal other market on which our Class A common stock is then traded), other than a day on which a material suspension of or limitation on trading is imposed that affects either the Nasdaq National Market (or, if applicable, such other market) in its entirety or only the shares of our Class A common stock (by reason of movements in price exceeding limits permitted by the relevant market on which the shares are traded or otherwise) or on which the Nasdaq National Market (or, if applicable, such other market) cannot clear the transfer of our shares due to an event beyond our control.

        The "volume weighted average price" of one share of our Class A common stock on any trading day means the volume weighted average prices as displayed under the heading "Bloomberg VWAP" on Bloomberg Page UCOMA <equity> [AQR] in respect of the period from 9:30 a.m. to 4:00 p.m. (New York City time) on that trading day (or if such volume weighted average price is not available, the market value of one share of our Class A common stock on such trading day as we determine in good faith using a volume weighted method).

        If an event of default, as described under "—Events of Default" below (other than a default in a euro payment upon conversion of the senior notes), has occurred and is continuing, we may not pay euro upon conversion of any senior note or portion of a senior note (other than euro in lieu of fractional share interests).

Conversion Price Adjustments

        The conversion price will be adjusted upon the occurrence of any of the following events (without duplication):

  (1)
  the issuance of shares of our Class A common stock as a dividend or distribution on our Class A common stock;

  (2)
  the subdivision or combination of our outstanding Class A common stock;

  (3)
  the issuance to all holders of our Class A common stock of rights or warrants entitling them to purchase, for a period of not more than 60 days after the date of issuance, our Class A common stock, or securities convertible into our Class A common stock, at a price per share or a conversion price per share less than the closing sale price per share on the record date for the determination of shareholders entitled to receive the rights or warrants;

  (4)
  the distribution to all holders of our Class A common stock of shares of our capital stock, evidences of indebtedness or other non-cash assets, or rights or warrants, excluding:

    •
    dividends, distributions and rights or warrants referred to in clause (1) or (3) above;

    •
    dividends or distributions exclusively in cash referred to in clause (5) below; and

    •
    distribution of rights to all holders of Class A common stock pursuant to an adoption of a shareholder rights plan;

  (5)
  the dividend or distribution to all holders of our Class A common stock of cash; and

  (6)
  the purchase of our Class A common stock pursuant to a tender offer made by us or any of our subsidiaries to the extent that the same involves per share consideration that exceeds the closing sale price of our Class A common stock on the trading day on which the tender offer is announced.

        Notwithstanding the foregoing, in the event of an adjustment pursuant to the fifth or sixth clauses above, in no event shall the conversion price be less than €6.9024.

        You may, in some circumstances, be deemed to have received a distribution or dividend subject to United States federal income tax as a result of an adjustment or the nonoccurrence of an adjustment to the conversion price of the senior notes. For a summary of the U.S. federal income tax consequences that may arise for typical U.S. and non-U.S. holders in connection with an adjustment to the conversion price of the senior notes, see the relevant portions of the discussion under the heading "Material United States Federal Income Tax Consequences."

        Subject to compliance with applicable stockholder approval rules set forth in Rule 4350 of the Nasdaq Marketplace Rules, we are permitted to reduce the conversion price of the senior notes by any amount for a period of at least 20 business days if our board of directors determines that such reduction would be in our best interest. We are required to give at least 15 days prior notice of any reduction in the conversion price. Subject to compliance with applicable stockholder approval rules set forth in Rule 4350 of the Nasdaq Marketplace Rules, we also may reduce the conversion price to avoid or diminish income tax to holders of our Class A common stock in connection with a dividend or distribution of stock or similar event.

        No adjustment in the conversion price is required unless it would result in a change in the conversion price of at least one percent. Any adjustment not made will be taken into account in subsequent adjustments. Except as stated above, we will not adjust the conversion price for the issuance of our Class A common stock or any securities convertible into or exchangeable for our Class A common stock or the right to purchase our Class A common stock or such convertible or exchangeable securities.

Optional Redemption

        Prior to April 20, 2011, the senior notes are not redeemable. On or after April 20, 2011, we may redeem the senior notes for euro at our option, in whole or in part, at a redemption price equal to 100% of the principal amount of the senior notes being redeemed, together with accrued and unpaid interest thereon to, but excluding, the date of redemption. Notice of any redemption will be sent at least 15 days and not more than 60 days prior to the date fixed for redemption, to the trustee, to the paying agents and to the holder of each senior note to be redeemed to such holder's last address as then shown upon the registry books of our registrar.

        In the case of a partial redemption, the trustee will select the senior notes or portions thereof for redemption on a pro rata basis. The senior notes may be redeemed in part in multiples of €1,000 only. If a portion of your senior notes is selected for partial redemption and you surrender a portion of your senior notes for conversion, the portion you surrender for conversion will be deemed to be from the portion selected for redemption.

        Holders may surrender for conversion senior notes called for redemption until the close of business on the day that is two business days prior to the redemption date.

        Once a notice of redemption is given and the paying agent holds money sufficient to pay the redemption amount of the senior notes called for redemption on the date of redemption, then immediately after the redemption date, the senior notes will cease to be outstanding, interest on the senior notes called for redemption will cease to accrue and all rights of the holders thereof will cease, except for the right of holders to receive the redemption amount.

Mandatory Redemption

        The senior notes do not have the benefit of any sinking fund. We are not required to redeem or purchase the senior notes prior to their stated maturity except as described below under "—Purchase of Senior Notes at Your Option on Specified Dates" and "—Purchase of Senior Notes at Your Option Upon a Change of Control."

Purchase of Senior Notes at Your Option on Specified Dates

        Holders of the senior notes have the right, at their election, to tender all or part of their senior notes for purchase by us on April 15, 2011, April 15, 2014, and April 15, 2019, for a purchase price equal to 100% of the principal amount of the senior notes to be purchased, plus accrued and unpaid interest thereon to, but excluding, the purchase date. We refer to these dates as purchase dates. We will pay the purchase price in euro. Holders may submit their senior notes for purchase to the paying agent at any time from the opening of business on the date that is 20 business days prior to the purchase date until the close of business on the fifth business day prior to the purchase date. Holders may require us to purchase senior notes in part in an integral multiple of €1,000 only.

        On a date not less than 20 business days prior to each purchase date, we are required to give notice to the trustee, to the paying agent, which also acts as the conversion agent, and to each holder of senior notes to such holder's last address as then shown upon the registry books of our registrar, stating, among other things, the procedures that holders must follow to require us to purchase their senior notes.

        To exercise the purchase right, the holder of a senior note must deliver, so as to be received by the paying agent no later than the close of business on the fifth business day prior to the purchase date, a written notice of the holder's exercise of the purchase right. Such notice must state:

  •
  if certificated, the certificate numbers of the holder's senior notes to be delivered for purchase;

  •
  the aggregate principal amount of senior notes to be purchased; and

  •
  that the senior notes are to be purchased by us pursuant to the applicable provisions of the senior notes and the indenture.

        If you have delivered a purchase notice with respect to any senior notes, you may not surrender those senior notes for conversion until you have withdrawn the purchase notice. A holder may withdraw any purchase notice by delivering a written notice of withdrawal to the paying agent prior to the close of business on the second business day prior to the purchase date. The notice of withdrawal shall state:

  •
  if certificated, the certificate numbers of the senior notes being withdrawn;

  •
  the aggregate principal amount of the senior notes being withdrawn; and

  •
  the aggregate principal amount, if any, of the senior notes that remain subject to the purchase notice.

        In connection with your purchase right, we will comply with all applicable laws, rules and regulations, including, if applicable, the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the indenture described in this section, compliance by us with such laws and regulations shall not in and of itself cause a breach of our obligations described in this section.

        Our obligation to pay the purchase price for a holder's senior notes as to which a purchase notice has been delivered and not validly withdrawn is conditioned upon the holder delivering the certificates, if any, evidencing senior notes, together with necessary endorsements, to the paying agent by no later than the close of business on the business day prior to purchase date. If such senior notes are not in certificated form, the holder must comply with appropriate procedures of the Clearing Systems so that book-entry transfer or delivery of such senior notes to the paying agent occurs by no later than the close of business on the business day prior to the purchase date. We will cause the purchase price for the senior notes to be paid promptly following the purchase date.

        Once the paying agent holds money sufficient to pay the purchase price of all senior notes validly tendered for purchase on the purchase date, then immediately after the purchase date, the senior notes tendered for purchase will cease to be outstanding, interest on the senior notes tendered for purchase will cease to accrue and all rights of the holders thereof will cease, except for the right of holders to receive the purchase price.

        The terms of our then-existing borrowing agreements may prohibit or restrict our purchase of the senior notes on a purchase date. We may not have sufficient funds to pay the purchase price for senior notes tendered by holders for purchase on a purchase date. Our failure to purchase the senior notes tendered for purchase will result in an event of default under the indenture.

        Notwithstanding the foregoing and provisions of the indenture described under "—Purchase and Cancellation" below, we are not required to purchase, and you are not required to surrender to us or the trustee, all or any part of your senior notes if a third party who we designate offers to purchase your senior notes in the manner, at the times and otherwise in compliance with the requirements applicable to us set out above and purchases all the senior notes validly delivered and not withdrawn.

Purchase of Senior Notes at Your Option Upon a Change of Control

        If a change of control (as defined below) has occurred, each holder of the senior notes may require that we purchase the holder's senior notes, in whole or in part, on the date fixed by us (the "change of control purchase date") that is not less than 35 and no more than 60 days after we give notice of the change of control. We will purchase the senior notes at a purchase price (the "change of control purchase price") equal to 100% of the principal amount of the senior notes to be purchased, plus accrued and unpaid interest thereon to, but excluding, the change of control purchase date. In connection with a purchase of senior notes at your option upon a change of control, we may elect to pay the change of control purchase price in euro, in shares of our Class A common stock or in a combination of euro and such shares. Holders may require us to purchase senior notes in part in integral multiples of €1,000 only.

        A change of control will be deemed to have occurred if any of the following occurs:

  •
  any merger or consolidation of us with or into any person, any binding share exchange to which we are a party, or any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of our assets, on a consolidated basis, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction(s), any "person" or "group" (other than the Permitted Holders) is or becomes the beneficial owner of more than 50% of the aggregate voting power of all outstanding classes of voting stock of the transferee(s) or surviving entity or entities and such "person" or "group" beneficially owns a greater percentage of such aggregate voting power than is at the time beneficially owned by the Permitted Holders, in the aggregate; or

  •
  any "person" or "group" (other than the Permitted Holders) is or becomes the beneficial owner of more than 50% of the aggregate voting power of all outstanding classes of our voting stock and such "person" or "group" beneficially owns a greater percentage of such aggregate voting power than is at the time beneficially owned by the Permitted Holders, in the aggregate; provided, however, that a person or group shall not be deemed the beneficial owner of (A) any securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or group until such tendered securities are accepted for purchase or exchange thereunder or (B) any securities the beneficial ownership of which (1) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation and (2) is not then reportable on Schedule 13D (or any successor schedule) under the Exchange Act; or

  •
  any consolidation, merger, binding share exchange or sale of all or substantially all of our assets, in which less than 79% of the consideration (excluding cash payments for fractional share interests and cash payments pursuant to dissenters' appraisal rights) received by our stockholders (other than the Permitted Holders) for their Class A common stock in the transaction consists of common stock, American Depositary Shares or other certificates representing equity interests traded on a United States national securities exchange or quoted on the Nasdaq Stock Market (or which will be so traded or quoted when issued or exchanged in connection with such change of control) and as a result of such transaction or transactions the senior notes become convertible into such publicly traded securities; or

  •
  any "person" or "group" (including the Permitted Holders) is or becomes the beneficial owner of 100% of the aggregate voting power of all outstanding classes of our voting stock other than as a result of any consolidation, merger, binding share exchange or sale of all or substantially all of our assets in which 79% or more of the consideration (excluding cash payments for fractional share interests and cash payments pursuant to dissenters' appraisal rights) received by our stockholders (other than the Permitted Holders) for their Class A common stock in the transaction consist of common stock, American Depositary Shares or other certificates representing equity interests traded on a United States national securities exchange or quoted on the Nasdaq Stock Market (or which will be so traded or quoted when issued or exchanged in connection with such change of control) and as a result of such transaction or transactions the senior notes become convertible into such publicly traded securities.

        However, a change of control will not be deemed to have occurred if either:

  •
  the closing sale price of our Class A common stock (converted to euro by multiplying such price by the currency rate on the applicable trading days) for any five trading days during the ten trading days immediately preceding the change of control is at least equal to 105% of the conversion price in effect on such day; or

  •
  in the case of a consolidation, merger, binding share exchange or sale of all or substantially all of our assets, at least 90% of the consideration (excluding cash payments for fractional share interests and cash payments pursuant to dissenters' appraisal rights) in the transaction constituting the change of control consists of common stock, American Depositary Shares or other certificates representing equity interests traded on a United States national securities exchange or quoted on the Nasdaq Stock Market (or which will be so traded or quoted when issued or exchanged in connection with such change of control) and as a result of such transaction or transactions the senior notes become convertible into such publicly traded securities.

        For purposes of this change of control definition:

  •
  "Affiliated Persons" means, with respect to (A) any specified person that is not a natural person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person and each of the officers, directors, partners, members and persons performing similar functions of such other person; (B) with respect to any specified person that is a natural person, (1) such specified person's parents, spouse, siblings, descendants, step children, step grandchildren, nieces and nephews and their respective spouses, (2) the estate, legatees and devisees of such specified person and each of the persons referred to in clause (1), and (3) any company, partnership, trust or other entity or investment vehicle controlled by any of the persons referred to in clause (1) or (2) or the holdings of which are for the primary benefit of any of such persons.

  •
  a "beneficial owner" is determined in accordance with Rule 13d-3 and Rule 13d-5 under the Exchange Act, as in effect on the date of the indenture, except that in determining the number of shares beneficially owned by any person, all unissued shares are deemed issued and outstanding; "beneficially own" and "beneficially owned" have meanings correlative to that of beneficial owner.

  •
  "control" means the possession directly or indirectly of the power to direct or cause the direction of the management and policies of another person, whether through the ownership of voting stock, by contract or otherwise, and "controlled" and "controlling" have meanings correlative to that of control.

  •
  an "Exempt Person" when used with respect to any person, means the chief executive officer and each member of the board of directors of such person.

  •
  "Liberty" means Liberty Media Corporation, a Delaware corporation, and any successor (by merger, consolidation, transfer or otherwise) to all or substantially all of its assets; provided that if a Transferee Parent (as defined below) becomes the beneficial owner of all or substantially all of the equity securities of UGC then beneficially owned by Liberty as to which Liberty has dispositive power, the term "Liberty" also means such Transferee Parent and any successor (by merger, consolidation, transfer or otherwise) to all or substantially all of its assets. "Transferee Parent" for this purpose means, in the event of any transaction or series of related transactions involving the direct or indirect transfer (or relinquishment of control) by Liberty of a person or persons (a "Transferred Person") that hold equity securities of UGC beneficially owned by Liberty, such Transferred Person or its successor in such transaction or any ultimate parent entity (within the meaning of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended) of such Transferred Person or its successor if immediately after giving effect to such transaction or the last transaction in such series, voting securities representing at least a majority of the voting power of the outstanding voting securities of such Transferred Person, successor or ultimate parent entity are beneficially owned by any combination of Liberty, persons who prior to such transaction were beneficial owners of a majority of, or a majority of the voting power of, the outstanding voting securities of Liberty (or of any publicly traded class or series of voting securities of Liberty designed to track the economic performance of a specified group of assets or businesses) or persons who are Control Persons as of the date of such transaction or the last transaction in such series. "Control Person" for this purpose means each of (1) the Chairman of the Board of Liberty, (2) the President of Liberty, (3) any Senior Vice President of Liberty, (4) each of the directors of Liberty and (5) the respective Affiliated Persons of the persons referred to in clauses (1) through (4) above.

  •
  "Permitted Holders" means any one or more of (1) Liberty, (2) each Exempt Person of Liberty and UGC as of April 1, 2004 and (3) each of the respective Affiliated Persons of the persons referred to in clauses (1) and (2).

  •
  "person" and "group" have the meanings given to them for purposes of Sections 13(d) and 14(d) of the Exchange Act or any successor provisions, and the term "group" includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, or any successor provision.

  •
  "unissued shares" means shares of voting stock not outstanding that are subject to options, warrants, rights to purchase or conversion privileges exercisable within 60 days of the date of determination of a change of control.

  •
  "voting stock" means any class or classes of capital stock or other interests then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of the board of directors, managers or trustees.

        The term "all or substantially all" as used in the definition of change of control will likely be interpreted under applicable state law and will be dependent upon particular facts and circumstances. As a result, there may be a degree of uncertainty in ascertaining whether a sale or transfer of "all or substantially all" of our assets has occurred.

        On May 21, 2004, Liberty Media Corporation, which until the transactions described below was our majority stockholder, contributed substantially all of its shares of our stock to Liberty Media International, Inc. which at the time was its wholly-owned subsidiary. On June 7, 2004, Liberty Media Corporation distributed to its stockholders all of the capital stock of Liberty Media International in a spin-off. That spin-off did not effect a change of control under the indenture and did not constitute a conversion event.

        On or prior to the date 30 days after the change of control has occurred, we are required to give notice of the change of control (the "change of control notice") to the trustee, to the paying agent, which also acts as the conversion agent, and to each holder of senior notes to such holder's last address as then shown upon the registry books of our registrar. The change of control notice shall state, among other things:

  •
  the last date on which a holder may exercise the purchase right,

  •
  the change of control purchase price,

  •
  the change of control purchase date,

  •
  the name and address of the paying agents, and

  •
  the procedures that holders must follow to require us to purchase their senior notes.

        We will also state in the change of control notice whether we will pay the change of control purchase price of any senior notes submitted to us for purchase in euro, in shares of our Class A common stock or in a combination of euro and such shares, and the percentages or euro amounts of each.

        The number of shares of our Class A common stock deliverable upon our purchase of the senior notes shall be equal to the number obtained by dividing the change of control purchase price per senior note or portion thereof to which the election to deliver shares relates by 97% of the arithmetic mean of the volume weighted average prices of our Class A common stock on each trading day during the applicable share settlement averaging period determined after converting such prices to euro by multiplying each such price by the currency rate on each applicable trading day. The applicable share settlement averaging period will be the 15 trading-day period ending on the fourth trading day preceding the change of control purchase date. If there are fewer than 15 trading days during such applicable share settlement averaging period, then the arithmetic mean of the volume weighted average prices of our Class A common stock on each trading day during the applicable share settlement averaging period will be calculated on the actual number of trading days during such period. We will pay the change of control purchase price on the change of control purchase date.

        If we elect to deliver all or a portion of the change of control purchase price using shares of our Class A common stock, you may receive consideration with a value, as of the close of business on the change of control purchase date, that is more or less than the change of control purchase price. This result may occur because the number of shares of our Class A common stock that we may deliver upon our purchase of the senior notes will be determined using trading prices and currency rates that will exist on dates that precede the change of control purchase date.

        To exercise the purchase right, the holder of a senior note must deliver, so as to be received by the paying agent no later than the close of business on the fifth business day prior to the change of control purchase date, a written notice (the "change of control exercise notice") of the holder's exercise of the purchase right. The change of control exercise notice must state:

  •
  if certificated, the certificate numbers of the holder's senior notes to be delivered for purchase;

  •
  the aggregate principal amount of senior notes to be purchased; and

  •
  that the senior notes are to be purchased by us pursuant to the applicable provisions of the senior notes and the indenture.

        If you have delivered a change of control exercise notice with respect to any senior notes, you may not surrender those senior notes for conversion until you have withdrawn the change of control exercise notice. A holder may withdraw any change of control exercise notice by delivering written notice of withdrawal to the paying agent prior to the close of business on the second business day prior to the change of control purchase date. The notice of withdrawal shall state:

  •
  if certificated, the certificate numbers of the senior notes being withdrawn;

  •
  the aggregate principal amount of senior notes being withdrawn; and

  •
  the aggregate principal amount, if any, of the senior notes that remain subject to the change of control exercise notice.

        In connection with any change of control purchase date, we will comply with all applicable laws, rules and regulations, including, if applicable, the provisions of Rule 13e-4 and Rule 14e-1 and any other tender offer rules under the Exchange Act. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the indenture described in this section, compliance by us with such laws and regulations shall not in and of itself cause a breach of our obligations described in this section.

        Our obligation to pay the change of control purchase price for a holder's senior notes as to which a change of control exercise notice has been delivered and not validly withdrawn is conditioned upon the holder delivering the certificates, if any, evidencing the senior notes, together with necessary endorsements, to the paying agent by no later than the close of business on the business day prior to the change of control purchase date. If such senior notes are not in certificated form, the holder must comply with appropriate procedures of the Clearing Systems so that book-entry transfer or delivery of such senior notes to the paying agent occurs by no later than the close of business on the business day prior to the change of control purchase date. We will cause the change of control purchase price for such senior notes to be paid promptly following the change of control purchase date.

        Once the paying agent holds money or shares of our Class A common stock or both sufficient to pay the change of control purchase price of all senior notes validly tendered for purchase on the change of control purchase date, then immediately after the change of control purchase date, the senior notes tendered for purchase will cease to be outstanding, interest on the senior notes tendered for purchase will cease to accrue and all rights of the holders thereof will cease, except for the right of the holders to receive the change of control purchase price. If a third party makes a change of control offer that would be in compliance with the provisions described in this section if it were made by us and such third party purchases all senior notes validly tendered and not withdrawn, the preceding sentence shall not be applicable to those senior notes purchased by such third party.

        The change of control purchase feature of the senior notes may make more difficult or discourage a takeover of us and the removal of incumbent management.

        We could, in the future, enter into certain transactions, including recapitalizations, that would not constitute a change of control but would increase the amount of debt, including secured indebtedness, outstanding or otherwise adversely affect a holder.

        We and our subsidiaries may in the future incur debt that has similar change of control provisions that permit holders of such debt to accelerate or require us to repay or purchase such debt upon the occurrence of events similar to a change of control.

        If the change of control purchase date hereunder is on or after an interest payment record date and on or before the associated interest payment date, any accrued and unpaid interest due on such interest payment date will be paid to the person in whose name a senior note is registered at the close of business on such record date, and such interest will not be payable to holders who tender the senior notes pursuant to the change of control offer.

        We are not required to make a change of control offer following a change of control if a third party makes a change of control offer that would be in compliance with the provisions described in this section if it were made by us, and such third party purchases all senior notes validly tendered and not withdrawn.

Consolidation, Merger and Sale of Assets

        The indenture provides that we will not consolidate with or merge with or into another person or, directly or indirectly, sell, lease, convey or transfer all or substantially all of our assets, computed on a consolidated basis, whether in a single transaction or a series of related transactions, to another person or group of affiliated persons, unless:

  •
  either (a) we are the continuing entity or (b) the resulting, surviving or transferee entity is an entity organized and existing under the laws of the United States, any state of the United States or the District of Columbia, or any member of the European Economic Area or Switzerland, and expressly assumes by supplemental indenture our obligations in connection with the senior notes and the indenture;

  •
  no default or event of default shall exist or shall occur immediately after giving effect to the transaction; and

  •
  we have delivered to the trustee an officers' certificate and an opinion of counsel, each including statements that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this covenant of the indenture and that all conditions precedent therein provided for relating to such transaction have been complied with.

        Under any consolidation, merger or any sale, lease, conveyance or transfer of our assets as described above in which we are not the continuing entity, the resulting, surviving or transferee entity will be our successor and shall succeed to, and be substituted for, and may exercise every right and power of, us under the indenture. If the predecessor is still in existence after the transaction, it will be released from its obligations and covenants under the indenture and the senior notes.

Reports

        The indenture provides that whether or not we are subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, we will deliver to the trustee and to each holder and to prospective purchasers of notes identified to us, within 15 days after we are or would have been (if we were subject to such reporting obligations) required to file with the SEC, such annual and quarterly financial statements substantially equivalent to financial statements that would have been included in reports filed with the SEC, if we were subject to the requirements of Section 13 or 15(d) of the Exchange Act, including, with respect to annual information only, a report thereon by our certified independent public accountants as such would be required in such reports to the SEC, and, in each case, together with a management's discussion and analysis of financial condition and results of operations that would be so required.

Events of Default and Remedies

        The indenture defines an "event of default" as the occurrence and continuance of any of the following events:

  (1)
  our failure to pay principal of, or premium, if any, on, any senior note when due and payable;

  (2)
  our failure to pay any interest on any senior note when due and payable, if such failure continues for 30 days;

  (3)
  our failure to perform any other covenant required of us in the indenture, if such failure continues for 60 days after written notice is given to us in accordance with the requirements of the indenture;

  (4)
  if any event of default as defined in any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any of our indebtedness or any indebtedness of any of our significant subsidiaries (at least 99% of the outstanding voting securities of which are owned, directly or indirectly, by us), whether such indebtedness now exists or shall hereafter be created, shall happen and shall result in indebtedness in an aggregate principal amount (or, if applicable, with an issue price and accreted original issue discount) in excess of €50 million becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and (i) the acceleration shall not be rescinded or annulled, (ii) such indebtedness shall not have been paid and (iii) we or our significant subsidiary, as the case may be, shall not have contested such acceleration in good faith by appropriate proceedings and have obtained and thereafter maintained a stay of all consequences that would have a material adverse effect on us, in each case within a period of 30 days after there shall have been given, by registered or certified mail, to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount of the outstanding senior notes, a written notice specifying the event of default and requiring it to be remedied and stating that the notice is a "Notice of Default" or other notice as prescribed in the indenture; provided, however, that if after the expiration of such period, such event of default shall be remedied or cured or be waived by the holders of such indebtedness in any manner authorized by such mortgage, indenture or instrument, then the event of default with respect to the senior notes or by reason thereof shall, without further action by us, the trustee or any holder of the senior notes be deemed cured and not continuing; or

  (5)
  certain events in bankruptcy, insolvency or reorganization of us or any of our significant subsidiaries.

        If an event of default, other than an event of default described in clause (5) above with respect to us, occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding senior notes, by notice in writing to us (and to the trustee if given by holders), may declare the principal amount of the senior notes and accrued interest thereon to be due and payable immediately. If an event of default described in clause (5) above occurs with respect to us, the principal amount of the senior notes and accrued interest thereon will become immediately due and payable without any declaration or other act on the part of the trustee or the holders.

        After the declaration of acceleration of maturity of the senior notes, the holders of a majority in aggregate principal amount of the senior notes generally may, under certain circumstances, rescind and annul such acceleration if all existing events of default, other than the non-payment of accelerated principal and interest thereon, have been cured or waived. Prior to the declaration of acceleration of the maturity of the senior notes, the holders of a majority in aggregate principal amount of the senior notes at the time outstanding may waive on behalf of all the holders any default, except a default in the payment of principal of or interest on any senior notes not yet cured or a default with respect to any covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding senior note affected.

        Subject to the trustee's duties in the case of an event of default, the trustee is not obligated to exercise any of its rights or powers at the request of the holders, unless the holders have offered to the trustee indemnity satisfactory to it. Subject to the indenture, applicable law and the trustee's indemnification, the holders of at least a majority in aggregate principal amount of the outstanding senior notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the senior notes.

        No holder has any right to institute any proceeding under the indenture, or for the appointment of a receiver or a trustee, or for any other remedy under the indenture unless:

  •
  the holder has previously given the trustee written notice of a continuing event of default;

  •
  the holders of at least 25% in aggregate principal amount of the senior notes then outstanding have made a written request and have offered indemnity satisfactory to the trustee to institute such proceeding as trustee; and

  •
  the trustee has failed to institute such proceeding within 60 days after such notice, request and offer, and has not received from the holders of a majority in aggregate principal amount of the senior notes then outstanding a direction inconsistent with such request within 60 days after such notice, request and offer.

        However, the above limitations do not apply to a suit instituted by a holder for the enforcement of payment of the principal of or interest on any senior note on or after the applicable due date or the right to convert the senior note in accordance with the indenture.

        We are required to furnish to the trustee, on an annual basis, a statement by our officers as to whether or not we, to the officer's knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the indenture, specifying any known defaults.

Modification and Waiver

        The indenture contains provisions permitting, with the consent of the holders of not less than a majority in aggregate principal amount of the senior notes at the time outstanding (including consents obtained in connection with a tender offer or exchange offer for the senior notes), the trustee and us to amend or supplement the indenture or any supplemental indenture or modify the rights of the holders; provided that no such modification may, without the written consent of each holder affected thereby:

  •
  change the stated maturity of any senior note;

  •
  reduce the principal amount of or the rate of interest on any senior note;

  •
  change the place of payment where, or the currency in which, any senior note or interest thereon is payable;

  •
  impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any senior note;

  •
  reduce the change of control purchase price after the corresponding change of control has occurred;

  •
  reduce the percentage in principal amount of outstanding senior notes, the consent of whose holders is required for amendment, supplemental indenture or waiver provided for in the indenture; or

  •
  modify provisions with respect to modification and waiver (including waiver of events of default), except to increase the percentage required for modification or waiver or to provide for consent of each affected senior note holder.

        We and the trustee may amend or supplement the indenture or the senior notes without notice to, or the consent of, the senior note holders to, among other things, cure any ambiguity, defect or inconsistency or make any other change that does not materially and adversely affect the rights of any senior note holder. In addition, the holders of at least a majority in aggregate principal amount of the outstanding senior notes may waive our compliance in any instance with any provision of the indenture without notice to the senior note holders.

Notices

        Notices to holders of certificated senior notes, if issued, shall be in writing and delivered in person or mailed by first class mail to each holder (or the first named of joint holders) at its address appearing in the register on the appropriate date provided herein other than in the case of a partial redemption of senior notes, when notice shall be so delivered or mailed only to each holder whose senior notes are to be redeemed stating which senior notes are to be redeemed. For so long as the senior notes are represented by one or more global senior notes, notice shall be given by delivery of the relevant notice to the Clearing Systems for communication to the holders of the related book-entry interests.

Satisfaction and Discharge

        We may discharge our obligations under the indenture while senior notes remain outstanding if all outstanding senior notes have or will become due and payable at their scheduled maturity within one year and we have deposited with the trustee an amount sufficient to pay and discharge all outstanding senior notes on the date of their scheduled maturity.

Purchase and Cancellation

        All senior notes surrendered for payment, registration of transfer or exchange or conversion shall, if surrendered to any person other than the trustee, be delivered to the trustee. All senior notes delivered to the trustee shall be cancelled promptly by the trustee. No senior notes shall be authenticated in exchange for any senior notes cancelled as provided in the indenture.

        We may, to the extent permitted by law, purchase senior notes in the open market or by tender offer at any price or by private agreement. Any senior notes purchased by us may, to the extent permitted by law, be reissued or resold or may, at our option, be surrendered to the trustee for cancellation. Any senior notes surrendered for cancellation may not be reissued or resold and will be promptly cancelled. Any senior notes held by us or any of our subsidiaries shall be disregarded for voting purposes in connection with any notice, waiver, consent or direction requiring the vote or concurrence of senior note holders.

Replacement of Senior Notes

        We will replace mutilated, destroyed, stolen or lost senior notes at your expense upon delivery to the trustee of the mutilated senior notes, or evidence of the loss, theft or destruction of the senior notes satisfactory to us and the trustee. In the case of a lost, stolen or destroyed senior note, indemnity satisfactory to the trustee and us may be required at the expense of the holder of such senior note before a replacement senior note will be issued.

Concerning the Trustee

        The Bank of New York serves as the trustee, paying agent, conversion agent, senior note registrar and custodian for the senior notes under the indenture. The trustee is permitted to deal with us and any of our affiliates with the same rights as if it were not trustee. Under the Trust Indenture Act, however, if the trustee acquires any conflicting interest and there exists a default with respect to the senior notes, the trustee must eliminate such conflict or resign. The holders of at least a majority in principal amount of all outstanding senior notes have the right to direct the time, method and place of conducting any proceeding for exercising any remedy or power available to the trustee. Any such direction, however, may not conflict with any law or the indenture, may not be unduly prejudicial to the rights of another holder or the trustee and may not involve the trustee in personal liability.

Governing Law

        The indenture and the senior notes are governed by, and construed in accordance with, the law of the State of New York, without regard to conflicts of laws principles.

No Personal Liability of Stockholders, Officers, Directors

        The indenture provides that no direct or indirect stockholder, employee, officer or director of ours, as such, past, present or future, or any successor of us shall have any personal liability in respect of our obligations under the indenture or the senior notes solely by reason of his or its status as such stockholder, employee, officer or director.

Transfer and Exchange

        A holder may transfer or exchange the senior notes in accordance with the indenture. We, the registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and may require a holder to pay any taxes and fees required by law or permitted by the indenture.

Book-Entry, Delivery and Form

Denomination

        The senior notes were offered and sold by the initial purchaser to qualified institutional buyers in reliance on Rule 144A ("Rule 144A Senior Notes"). The senior notes also may have been offered and sold in offshore transactions in reliance on Regulation S ("Regulation S Senior Notes"). Except as set forth below, the senior notes will be issued in registered, global form in minimum denominations of €1,000 and integral multiples of €1,000 in excess thereof.

Form

        Rule 144A Senior Notes are represented by one or more global senior notes in definitive, fully registered form without interest coupons (collectively, the "restricted global senior note") and are deposited with a common depositary (the "Common Depositary") for, and registered in the name of, a nominee of the Common Depositary for Euroclear Bank S.A./N.V., as operator of the Euroclear System ("Euroclear") and Clearstream Banking, sociéte anonyme ("Clearstream, Luxembourg" together with Euroclear, the "Clearing Systems"). The restricted global senior note (and any senior notes exchanged therefor) are subject to certain restrictions on transfer set forth therein and in the indenture and bear the legend regarding such restrictions set forth under "Transfer Restrictions."

        Regulation S Senior Notes will be represented by one or more global senior notes in definitive, fully registered form without interest coupons (collectively, the "Regulation S global senior note") and will be deposited with the Common Depositary and registered in the name of a nominee of the Clearing Systems.

        Through and including the end of the first year after the later of the commencement of the offering and the original issue date of the senior notes (such period through and including the end of such first year, the "Restricted Period") beneficial interests in the Regulation S global senior note may be held only through the Clearing Systems, unless delivery is made through the restricted global senior note in accordance with the certification requirements described below.

        The Regulation S global senior note (and any senior notes exchanged therefor) will bear a legend (in the form provided in the indenture) to the effect that the Regulation S Senior Notes have not been registered under the Securities Act and may not be offered, sold or delivered in the United States or to, or for the account or benefit of, any U.S. person unless such senior notes are registered under the Securities Act or an exemption from such registration requirements is available (the "Regulation S Legend").

The Clearing Systems

  Clearstream, Luxembourg

        Clearstream, Luxembourg is incorporated under the laws of Luxembourg as a bank. Clearstream, Luxembourg holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry changes in accounts of its participants, eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream, Luxembourg in a variety of currencies, including U.S. dollars. Clearstream, Luxembourg provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic markets in several countries. As a professional depositary, Clearstream, Luxembourg is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream, Luxembourg participants are recognized financial institutions around the world, including securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream,

Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream, Luxembourg participant, either directly or indirectly. In May 1999, Cedel International, the parent of Clearstream, Luxembourg and Deutsche Boerse Clearing, a unit of the German stock exchange, merged to form a pan-European clearance and settlement system named Clearstream International.

  Euroclear

        Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between its participants through simultaneous electronic book-entry delivery against payment, eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in a variety of currencies, including U.S. dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is incorporated under the laws of Belgium as a bank and is subject to regulation by the Belgian Banking and Finance Commission and the National Bank of Belgium. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to the firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. All securities in Euroclear are held on a fungible basis. This means that specific certificates are not matched to specific securities clearance accounts.

        We will not impose any fees in respect of the senior notes; however, Holders may incur fees normally payable in respect of the maintenance and operation of accounts in Euroclear or Clearstream, Luxembourg.

Transfers and Exchanges Between Regulation S Senior Notes and Rule 144A Senior Notes

        Prior to the expiration of the Restricted Period, a beneficial interest in the Regulation S global senior note may be transferred to a person who takes delivery in the form of an interest in the restricted global senior note only upon receipt by the trustee of a written certification from the transferor (in the form provided in the indenture) to the effect that such transfer is being made to a person who the transferor reasonably believes is a qualified institutional buyer within the meaning of Rule 144A purchasing for its own account, or for the accounts of one or more qualified institutional buyers, in a transaction complying with Rule 144A, and who is aware that the transferor is relying on the exemption from registration under the Securities Act provided by Rule 144A. After the expiration of the Restricted Period, such certification requirement shall no longer apply to such matters.

        Beneficial interests in the restricted global senior note may be transferred to a person who takes delivery in the form of an interest in the Regulation S global senior note, whether before or after the expiration of the Restricted Period, only upon receipt by the trustee of a written certification from the transferor (in the form provided in the indenture) to the effect that such transfer is being made in accordance with Rule 903 or Rule 904 of Regulation S under the Securities Act (a "Regulation S global senior note certificate") and that, if such transfer occurs prior to the expiration of the Restricted Period, the interest transferred will be held immediately thereafter through the Clearing Systems.

        Any beneficial interest in one of the restricted global senior note and the Regulation S global senior note (each a "global senior note") that is transferred to a person who takes delivery in the form of an interest in the other global senior note will, upon transfer, cease to be an interest in such global senior note and will become an interest in the other global senior note and, accordingly, will thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interests in such other global senior note for as long as it remains such an interest.

Transfer Procedures

        Transfers involving an exchange of a beneficial interest in a Regulation S global senior note for a beneficial interest in a restricted global senior note or vice versa will be effected in accordance with the rules and procedures of the Clearing Systems. Accordingly, in connection with any such transfer, appropriate adjustments will be made to reflect a decrease in the principal amount of such Regulation S global senior note and a corresponding increase in the principal amount of such restricted global senior note or vice versa, as applicable.

        Except in limited circumstances described below, owners of beneficial interests in global senior notes will not be entitled to receive physical delivery of certificated senior notes. Transfers of beneficial interests in the global senior notes will be subject to the applicable rules and procedures of the Clearing Systems and their direct or indirect participants, which rules and procedures may change from time to time.

Book-Entry Procedures

        The following description of the operations and procedures of the Clearing Systems is provided solely as a matter of convenience. These operations and procedures are solely within the control of the Clearing Systems and are subject to changes by them from time to time. We take no responsibility for these operations and procedures and we urge investors to contact the Clearing Systems or their participants directly to discuss these matters.

        Upon the issuance of the Regulation S global senior note and the restricted global senior note (collectively, the "global senior notes"), the Common Depositary will credit, on its internal system, the respective principal amounts of the beneficial interests represented by such global senior notes to the accounts of the Clearing Systems. The Clearing Systems will credit, on their systems, the respective principal amounts of the individual beneficial interests in such global senior notes to the accounts of persons who have accounts with the Clearing Systems.

        Ownership of beneficial interests in a global senior note are limited to participants or persons who hold interests through participants in the Clearing Systems. Ownership of beneficial interests in the global senior notes are shown on, and the transfer of that ownership is effected only through, records maintained by the Clearing Systems or their respective nominees (with respect to interests of the participants) and the records of participants (with respect to interests of persons other than participants).

        As long as the Common Depositary or its nominee is the registered holder of a global senior note, the Common Depositary or such nominee, as the case may be, will be considered the sole owner and holder of the senior notes represented by such global senior note for all purposes under the indenture and the senior notes.

Unless

  (1)
  in the case of a global senior note, the Clearing Systems notify us that they are unwilling or unable to continue as clearing agencies;

  (2)
  in the case of a global senior note, the Common Depositary notifies us that it is unwilling or unable to continue as Common Depositary and a successor Common Depositary is not appointed within 120 days of such notice; or

  (3)
  in the case of any senior note, an event of default has occurred and is continuing with respect to such senior note and the owner of a beneficial interest in such senior note so requests, described below under "—Certificated Senior Notes,"

owners of beneficial interest in a global senior note will not be entitled to have any portions of such global senior note registered in their names, will not receive or be entitled to receive physical delivery of senior notes in certificated form and will not be considered the owners or holders of the global senior note (or any senior notes represented thereby) under the indenture or the senior notes. In addition, no beneficial owner of an interest in a global senior note will be able to transfer that interest except in accordance with the applicable procedures of the Clearing Systems (in addition to those under the indenture referred to herein).

        Investors may hold their interests in the Regulation S global senior note and the restricted global senior note through the Clearing Systems, if they are participants in such system, or indirectly through organizations that are participants in such systems. The Clearing Systems will hold interests in the Regulation S global senior note and the restricted global senior note on behalf of their participants through customers' securities accounts in their respective names on the books of the Common Depositary. All interests in a global senior note may be subject to the procedures and requirements of the Clearing Systems.

Payments on the Senior Notes

        Payments of the principal of and interest on the global senior notes will be made to the order of the Common Depositary or its nominee as the registered owner thereof. Neither we, the trustee, the Common Depositary, the Clearing Systems nor any of their respective agents have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global senior notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

        We expect that the Common Depositary, in its capacity as paying agent, upon receipt of any payment of principal or interest in respect of a global senior note representing any senior notes held by it or its nominee, will immediately credit the accounts of the Clearing Systems which in turn will immediately credit accounts of participants in the Clearing Systems with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global senior note for such senior notes as shown on the records of the Clearing Systems.

        We also expect that payments by participants to owners of beneficial interests in such global senior notes held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name." Such payments will be the responsibility of such participants.

        Because the Clearing Systems can only act on behalf of their respective participants, who in turn act on behalf of indirect participants and certain banks, the ability of a holder of a beneficial interest in global senior notes to pledge such interest to persons or entities that do not participate in the Clearing Systems, or otherwise take actions in respect of such interest, may be limited by the lack of a definitive certificate for such interest. The laws of some countries and some states of the United States require that certain persons take physical delivery of securities in certificated form. Consequently, the ability to transfer beneficial interests in a global senior note to such persons may be limited. Because the Clearing Systems can act only on behalf of participants, which, in turn, act on behalf of indirect participants and certain banks, the ability of a person having a beneficial interest in a global note to pledge such interest to persons or entities that do not participate in the Clearing Systems or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate evidencing such interest.

        Transfers of interests in global senior notes between participants in the Clearing Systems are effected regular way in accordance with the Clearing Systems' respective rules and operating procedures. Participants in the Clearing Systems may not deliver instructions directly to the depositories for the Clearing Systems.

        The Clearing Systems have advised us that they will take any action permitted to be taken by a holder of senior notes (including the presentation of senior notes for conversion, redemption or purchase as described above) only at the direction of one or more participants to whose account with the Clearing Systems interests in the global senior notes are credited and only in respect of such portion of the aggregate principal amount of the senior notes as to which such participant or participants has or have given such direction. If there is an event of default under the senior notes, however, the Clearing Systems reserve the right to exchange the global senior notes for legended senior notes in certificated form, and to distribute such senior notes to their participants.

Depositary Procedures

        The Clearing Systems each have advised us of the following. The Clearing Systems hold securities for their account holders and facilitate the clearance and settlement of securities transactions by electronic book-entry transfer between their respective account holders, thereby eliminating the need for physical movements of certificates and any risk from lack of simultaneous transfers of securities.

        The Clearing Systems each provide various services including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. The Clearing Systems each also deal with domestic securities markets in several countries through established depository and custodial relationships. The Clearing Systems have established an electronic bridge between their two systems across which their respective account holders may settle trades with each other.

        Account holders in both Clearing Systems are worldwide financial institutions including underwriters, securities brokers and dealers, trust companies and clearing corporations. Indirect access to the Clearing Systems is available to other institutions that clear through or maintain a custodial relationship with an account holder of either of the Clearing Systems.

        An account holder's overall contractual relations with either of the Clearing Systems are governed by the respective rules and operating procedures of the Clearing Systems and any applicable laws. Both the Clearing Systems act under such rules and operating procedures only on behalf of their respective account holders, and have no record of or relationship with persons holding through their respective account holders.

        Although the Clearing Systems currently follow the foregoing procedures to facilitate transfers of interests in global senior notes among participants of the Clearing Systems, they are under no obligation to do so, and such procedures may be discontinued or modified at any time. Neither we nor the trustee will have any responsibility for the performance by the Clearing Systems or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Certificated Notes

        If the Common Depositary is at any time unwilling or unable to continue as a depositary for the senior notes for the reasons set forth above under "—Book-Entry Procedures," we will issue certificates for such senior notes in definitive, fully registered, non-global form without interest coupons in exchange for the Regulation S global note or the restricted global note, as the case may be. Certificates for senior notes delivered in exchange for any global note or beneficial interests therein will be registered in the names, and issues in any approved denominations, requested by the Clearing Systems or the Common Depositary (in accordance with their customary procedures).

        Certificates for non-global senior notes issued in exchange for a restricted global senior note (or any portion thereof) will bear the legend referred to under "Transfer Restrictions" and certificates for non-global senior notes issued in exchange for a Regulation S global senior note (or any portion thereof) will bear the Regulation S Legend (in each case unless we determine otherwise in accordance with applicable law). The holder of a non-global senior note may transfer such note, subject to compliance with the provisions of the applicable legend, by surrendering it at the office or agency maintained by us for such purpose in the Borough of Manhattan which initially will be the office of the trustee. Upon the transfer, change or replacement of any senior note bearing a legend, or upon specific request for removal of a legend on a senior note, we will deliver only senior notes that bear such legend, or will refuse to remove such legend, as the case may be, unless there is delivered to us such satisfactory evidence, which may include an opinion of counsel, as may reasonably be required by us that neither such legend nor any restrictions on transfer set forth therein are required to ensure compliance with the provisions of the Securities Act. Before any senior note in non-global form may be transferred to a person who takes delivery in the form of an interest in any global senior note, the transferor will be required to provide the trustee with a restricted global senior note certificate or a Regulation S global senior note certificate, as the case may be.

        All exchanges for certificated senior notes may be effected at the offices of the paying and transfer agent in New York City. All payments of interest may be received at the offices of the paying agent upon presentation of certificated senior notes and all payments of principal may be received at such offices upon surrender of the senior notes.

        Notwithstanding any statement herein, we and the trustee reserve the right to impose such transfer, certification, exchange or other requirements, and to require such restrictive legends on certificates evidencing senior notes, as they may determine are necessary to ensure compliance with the securities laws of the United States and the states therein and any other applicable laws or as the Clearing Systems may require.

Settlement and Payment

        The Indenture requires that cash payments in respect of the global senior notes, including principal and interest be made in euro by wire transfer of immediately available funds to the accounts specified by the holder of the global senior notes. With respect to senior notes in certificated form, we will make all cash payments of principal and interest by wire transfer of immediately available funds to the accounts specified by the holders thereof or, if no such account is specified, by mailing a check to each such holder's registered address. Secondary market sales of global senior notes will be held through Euroclear or Clearstream, Luxembourg to purchasers of global senior notes through Euroclear or Clearstream, Luxembourg will be conducted in accordance with the normal rules and operating procedures of Euroclear and Clearstream, Luxembourg, and will be settled using the procedures applicable to conventional notes. We expect that secondary trading in any certificated notes will also be settled in immediately available funds.

Registration Rights

        In connection with the issuance of the senior notes, we agreed to file a shelf registration statement under the Securities Act not later than 90 days after the first date of original issuance of the senior notes to register resales of the senior notes and the shares of Class A common stock into which the senior notes are convertible. The senior notes and the Class A common stock issuable upon conversion of the senior notes are referred to collectively as registrable securities. We will use our reasonable best efforts to have this shelf registration statement declared effective as promptly as practicable but not later than 180 days after the first date of original issuance of the senior notes, and to keep it effective until the earliest of:

  (1)
  two years from the date the shelf registration statement is declared effective;

  (2)
  the date when all registrable securities shall have been registered under the Securities Act and disposed of; and

  (3)
  the date on which all registrable securities held by non-affiliates are eligible to be sold to the public pursuant to Rule 144(k) under the Securities Act.

        We are permitted to suspend the use of the prospectus which will be part of the shelf registration statement for a period not to exceed an aggregate of 45 days in any 90-day period or an aggregate of 90 days in any twelve-month period under certain circumstances relating to public filings with the SEC and similar events.

        A holder of registrable securities that sells registrable securities pursuant to the shelf registration statement generally is required to provide information about itself and the specifics of the sale, be named as a selling security holder in the related prospectus, deliver a prospectus to purchasers, be subject to relevant civil liability provisions under the Securities Act in connection with such sales and be bound by the provisions of the registration rights agreements which are applicable to such holder.

        If:

  (1)
  on or prior to the 90th day after the first date of original issuance of the senior notes, the shelf registration statement has not been filed with the SEC;

  (2)
  on or prior to the 180th day after the first date of original issuance of the senior notes, the shelf registration statement has not been declared effective by the SEC;

  (3)
  we fail, with respect to a holder that supplies the questionnaire described below, to amend or supplement the shelf registration statement in a timely manner as described below in order to name such holder as an additional selling security holder or update the amount of registrable securities held by such holder; or

  (4)
  after the shelf registration statement has been declared effective, such shelf registration statement ceases to be effective or usable (subject to certain exceptions) in connection with resales of senior notes and the Class A common stock issuable upon the conversion of the senior notes in accordance with and during the periods specified in the registration rights agreement and (A) we do not cure the shelf registration statement and have it declared usable within five business days by a post-effective amendment or a report filed pursuant to the Exchange Act or (B) if applicable, we do not terminate the suspension period described above by the end of the 45-day or 90-day period, as the case may be,

(we refer to each such event described above in clauses (1) through (4) as a registration default), liquidated damages will accrue on the senior notes and the underlying shares of Class A common stock that are registrable securities in addition to the rate set forth in the title of the senior notes, from and including the date on which any such registration default occurs to, but excluding, the date on which the registration default has been cured, at the following rates per year for the senior notes (or an equivalent amount for any Class A common stock issued upon conversion of the senior notes that are registrable securities):

  •
  0.25% per year during the period from and including the date on which any such registration default occurs, to, but excluding, the earlier of the date on which such registration default has been cured and the date 91 days after the date on which such registration default occurred;

  •
  if such registration default has not be cured by that 91st day, 0.50% per year during the period from and including the date 91 days after the date on which such registration default occurred, to, but excluding, the date on which such registration default has been cured.

        In the case of a registration default described in clause (3), our obligation to pay liquidated damages extends only to the affected senior notes. So long as a registration default is occurring, we will pay liquidated damages in euro on April 15 and October 15 of each year to the person who is the holder of record of the senior notes or Class A common stock issued upon conversion of the senior notes, as applicable, on the immediately preceding April 1 and October 1. We have no other liabilities for monetary damages with respect to our registration obligations. With respect to each holder, our obligations to pay liquidated damages remain in effect only so long as the senior notes and the Class A common stock issuable upon the conversion of the senior notes held by the holder are "registrable securities" within the meaning of the registration rights agreement.

        We will give notice to all holders who have provided us with the notice and questionnaire of the effectiveness of the shelf registration statement. You will need to complete the notice and questionnaire prior to any intended distribution of your registrable securities pursuant to the shelf registration statement. We refer to this form of notice and questionnaire as the "questionnaire." You are required to deliver the questionnaire prior to the effectiveness of the shelf registration statement so that you can be named as a selling security holder in the prospectus. Upon receipt of your properly completed questionnaire after the effectiveness of the shelf registration statement, we will, in the case of amendments, file any post-effective amendment to the shelf registration statement within 90 days after receipt of such questionnaire and cause such amendment to be declared effective within 45 days after the filing thereof, and in the case of supplements, file any supplement to the shelf registration statement within a reasonable time, so that you may use the prospectus, subject to our right to suspend its use under certain circumstances.

        We will pay all registration expenses of the shelf registration, provide each holder that is selling registrable securities pursuant to the shelf registration statement copies of the related prospectus and take other actions as are required to permit, subject to the foregoing, unrestricted resales of the registrable securities. Selling security holders remain responsible for all selling expenses (i.e., commissions and discounts).

        The summary herein of certain provisions of the registration rights agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the registration rights agreement. We urge you to read the registration rights agreement because it, and not this description, defines your registration rights. A copy of the registration rights agreement may be obtained from us at our address set forth under "Where You Can Find More Information About Us."

DESCRIPTION OF OTHER DEBT

        The table below lists our and our consolidated subsidiaries' long-term debt outstanding as of March 31, 2004, and as adjusted for the (1) issuance of the senior notes, (2) refinancing of a portion of the UPC Distribution Bank Facility, and (3) planned redemption of the UPC Polska 2007 Notes.

	March 31, 2004
	Actual	As Adjusted
	(In thousands)
UPC Distribution Bank Facility	$3,584,272	$3,266,921
Senior Notes	—	605,400
UPC Polska 2007 Notes	101,701	—
VTR Bank Facility	93,198	93,198
Old UGC Senior Notes	24,627	24,627
Other	74,198	74,198

Total	3,877,996	$4,064,344

UPC Distribution Bank Facility

        The UPC Distribution bank facility is guaranteed by UPC's majority owned cable operating companies and is senior to other long-term debt obligations of UPC. The UPC Distribution bank facility credit agreement contains certain financial covenants and restrictions on UPC's subsidiaries regarding payment of dividends, ability to incur indebtedness, dispose of assets, and merge and enter into affiliate transactions. See "Risk Factors—The senior notes will be unsecured and effectively subordinated to our secured indebtedness and structurally subordinated to all of the liabilities of our subsidiaries, and there are no operating or financial covenants in the indenture."

        In June 2004, the UPC Distribution bank facility was amended to add a new tranche E term loan to replace the undrawn tranche D term loan. In connection with this refinancing, we agreed to contribute to our subsidiary that is the borrower under the UPC Distribution bank facility €450 million of cash and our Polish operating assets. In June 2004, we borrowed approximately €1,021.9 million under this tranche E facility, which was used to repay some of the indebtedness borrowed under the other tranches. The following table provides detail of the UPC Distribution Bank Facility, as amended, including outstanding balances on March 31, 2004 and as adjusted for the refinancing in June 2004.

			Amount Outstanding March 31, 2004
	Currency/Tranche Amount		Actual		As Adjusted(2)
Tranche
	Euro	US dollars	Euro	US dollars	Euro	US dollars
	(In thousands)
Facility A(1)	€ 666,750	$807,301	€ 245,000	$296,646	€ 35,000	$42,378
Facility B	2,333,250	2,825,100	2,333,250	2,825,100	1,261,250	1,527,122
Facility C1	95,000	115,026	95,000	115,026	93,000	112,604
Facility C2	405,000	347,500	287,000	347,500	287,000	347,500
Facility E	1,021,900	1,237,317	—	—	1,021,900	1,237,317

Total			€2,960,250	$3,584,272	€2,698,150	$3,266,921

(1)
The availability under Facility A of €421.8 ($510.7) million at March 31, 2004, can be used to finance additional permitted acquisitions or to refinance indebtedness or both, subject to covenant compliance.

(2)
In June 2004, we borrowed approximately €1,021.9 million under Facility E. We used these funds, together with cash on hand, to repay approximately €210.0 million owed under Facility A, €1,072.0 million owed under Facility B and €2.0 million owed under Facility C1.

Tranche	Interest Rate(3)	Description	Payment Begins	Final Maturity
Facility A(1)(2)	EURIBOR +2.25% - 4.0%	Revolving credit	June 2006	June 2008
Facility B(1)(2)	EURIBOR +2.25% - 4.0%	Term loan	June 2004	June 2008
Facility C1(1)	EURIBOR +5.5%	Term loan	June 2004	March 2009
Facility C2(1)	LIBOR +5.5%	Term loan	June 2004	March 2009
Facility E(1)	EURIBOR +3.5%	Term loan		July 2009

(1)
An annual commitment fee of 0.5% over the unused portions of each facility is applicable.

(2)
Pursuant to the terms of the October 2000 credit agreement, this interest rate is variable depending on certain leverage ratios.

(3)
As of March 31, 2004, six month EURIBOR and LIBOR rates were approximately 1.9% and 1.2%, respectively.

        The UPC Distribution bank facility, as amended, includes maximum permitted ratios of senior debt to annualized EBITDA (as defined in the bank facility) and minimum required ratios of EBITDA to senior interest and EBITDA to senior debt service. The amended facility also includes a total debt to annualized EBITDA ratio and EBITDA to total cash interest ratio, a mandatory prepayment from proceeds of debt issuance and net equity proceeds received by UGC Europe, and permits acquisitions depending on certain leverage ratios and other restrictions.

        The UPC Distribution bank facility also contains provisions that permit the lenders to cancel each facility and declare all outstanding amounts immediately due and payable if we cease to own more than 50% of, or lose the ability to exercise control over UGC Europe, or if UGC Europe ceases to own more than 50% of, or loses the ability to exercise control over UPC Holding B.V. Furthermore, the UPC Distribution bank facility contains certain financial covenants and restrictions on UPC Distribution Holding B.V.'s and most of its subsidiaries' ability to incur indebtedness, dispose of assets, merge and enter into affiliate transactions. Net proceeds of certain disposals are required to be used to prepay the facility. Among other things, the facility would prohibit dividends and other payments to UGC Europe and its subsidiaries (other than certain management fees and the repayment of specified intercompany indebtedness if such repayment does not result in or occur during a default under the facility). In addition, the UPC Distribution bank facility contains customary events of default, including a material adverse change default. The facility is secured by, among other things, pledges of the shares of UPC Holding B.V. in UPC Distribution Holding B.V. and UPC Holding II B.V., UPC Distribution Holding B.V.'s shares in UPC Scandinavia Holding B.V., Cable Networks Austria Holding B.V., UPC France Holding B.V., UPC Nederland B.V. and Stipdon Investments B.V., among other share pledges. UPC Distribution Holding B.V., UPC Holding II B.V., UPC Financing Partnership, UPC Holding B.V., UPC France Holding B.V., UPC Scandinavia Holding B.V., Cable Network Austria Holding B.V., Stipdon Investments B.V. and UPC Nederland B.V. are guarantors under the facility.

UPC Polska 2007 Notes

        The UPC Polska 2007 Notes are senior unsecured obligations of our subsidiary UPC Polska. The UPC Polska 2007 Notes accrue interest at the rate of 9% per annum, payable in cash semi-annually in arrears on March 31 and September 30 of each year commencing on September 30, 2004. The UPC Polska 2007 Notes will mature on March 31, 2007. Pursuant to the indenture governing the UPC Polska 2007 Notes, UPC Polska and its affiliates are subject to certain restrictions and covenants, including, without limitation, covenants with respect to limitations on indebtedness, restricted payments, issuances and sales of capital stock of restricted subsidiaries, transactions with affiliates, liens, guarantees of indebtedness by subsidiaries, sales of assets, dividends and other payment restrictions affecting restricted subsidiaries, investments in unrestricted subsidiaries, permitted lines of business, and covenants regarding repurchases of the notes upon a change of control and provision of financial statements and reports. In connection with the refinancing of the UPC Distribution bank facility, we are in the process of redeeming the outstanding UPC Polska 2007 notes at 100%, as permitted by the terms of the indenture governing the UPC Polska 2007 notes. The redemption is expected to occur on July 16, 2004.

VTR Bank Facility

        In May 2003, VTR and VTR's senior lenders amended and restated VTR's existing senior secured credit facility. Principal payments are payable during the term of the facility on a quarterly basis beginning March 31, 2004, with final maturity on December 31, 2006. The VTR bank facility bears interest at LIBOR plus 5.5% (subject to adjustment under certain conditions) and is collateralized by tangible and intangible assets pledged by VTR and certain of its operating subsidiaries, as set forth in the credit agreement. The VTR bank facility is senior to other long-term debt obligations of VTR. The VTR bank facility credit agreement establishes certain covenants with respect to financial statements, existence of lawsuits, insurance, prohibition of material changes, limits to taxes, indebtedness, restriction of payments, capital expenditures, compliance ratios, governmental approvals, coverage agreements, lines of business, transactions with related parties, certain obligations with subsidiaries and collateral issues. See "Risk Factors—The senior notes will be unsecured and effectively subordinated to our secured indebtedness and structurally subordinated to all of the liabilities of our subsidiaries, and there are no operating or financial covenants in the indenture."

Old UGC Senior Notes

        Old UGC issued senior notes in 1998 (the "Old UGC Senior Notes"). The Old UGC Senior Notes accreted to an aggregate principal amount of $1.375 billion on February 15, 2003, at which time cash interest began to accrue. In May 2003, approximately $113 million of the principal amount was retired. Commencing August 15, 2003, cash interest on the Old UGC Senior Notes is payable on February 15 and August 15 of each year until maturity at a rate of 10.75% per annum. The Old UGC Senior Notes mature on February 15, 2008. As of March 31, 2004, the following entities held the Old UGC Senior Notes:

	Principal Amount at Maturity (US$)
	(In thousands)
UGC	$638,008	(1)
IDT United	599,173	(1)
Third parties	24,627

Total	$1,261,808

(1)
Eliminated in consolidation.

        The Old UGC Senior Notes began to accrue interest on a cash-pay basis on February 15, 2003, with the first payment due August 15, 2003. Old UGC did not make this interest payment. Because this failure to pay continued for a period of more than 30 days, an event of default exists under the terms of the Old UGC Senior Notes indenture. On November 24, 2003, Old UGC, which principally owns our interests in Latin America and Australia, reached an agreement with us, IDT United (in which we have a 94% fully diluted interest and a 33% common equity interest) and the unaffiliated stockholders of IDT United on terms for the restructuring of the Old UGC Senior Notes. On January 12, 2004, Old UGC filed a voluntary petition for relief under Chapter 11 of the U.S. Bankruptcy Code with the U.S. Bankruptcy Court for the Southern District of New York. The agreement and related transactions, if implemented, would result in the acquisition by Old UGC of the Old UGC Senior Notes held by us and IDT United for common stock of Old UGC. Old UGC Senior Notes held by third parties would either be left outstanding (after cure and reinstatement) or acquired for our Class A common stock (or, at our election, for cash).

        The Old UGC Senior Notes are senior unsecured obligations of Old UGC that rank senior in right of payment to all future subordinated indebtedness of Old UGC. The Old UGC Senior Notes are effectively subordinated to all future indebtedness and other liabilities and commitments of Old UGC's subsidiaries.

DESCRIPTION OF CAPITAL STOCK

        Our authorized capital stock currently consists of:

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  1,000,000,000 shares of Class A common stock;

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  1,000,000,000 shares of Class B common stock;

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  400,000,000 shares of Class C common stock; and

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  10,000,000 shares of preferred stock, all $0.01 par value per share.

        As of June 15, 2004, we had outstanding:

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  387,971,116 shares of Class A common stock;

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  10,493,461 shares of Class B common stock;

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  385,828,203 shares of Class C common stock; and

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  no shares of preferred stock.

        The description of our capital stock in this offering memorandum is a summary of the terms of our restated certificate of incorporation.

Common Stock

        Our Class A common stock, Class B common stock and Class C common stock have identical economic rights. They do, however, differ in the following respects:

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  Each share of Class A common stock, Class B common stock and Class C common stock entitles the holders thereof to one, ten and ten votes, respectively, on each matter to be voted on by our stockholders, excluding, until our next annual meeting of stockholders, the election of directors, at which time the holders of Class A common stock, Class B common stock and Class C common stock will vote together as a single class on each matter to be voted on by our stockholders, including the election of directors; and

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  Each share of Class B common stock is convertible, at the option of the holder, into one share of Class A common stock at any time, and each share of Class C common stock is convertible, at the option of the holder, into one share of Class A common stock or Class B common stock at any time; and

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  Until our annual stockholders meeting in 2004, approval of a majority of Class C directors is required for certain acquisitions or dispositions of assets, issuances of equity or debt securities, selection of a CEO not specified in our certificate of incorporation, amendment of our charter or bylaws in a manner adverse to holders of Class B or Class C common stock, amendment of our charter in a manner adverse to us or the holders of Class C common stock, certain related party transactions and changes in our principal independent accounting firm.

        Holders of our Class A common stock, Class B common stock and Class C common stock are entitled to receive any dividends that are declared by our board of directors out of funds legally available for that purpose. We have never paid cash dividends on our common stock and do not intend to pay cash dividends in the foreseeable future.

        In the event of our liquidation, dissolution or winding up, holders of our Class A common stock, Class B common stock and Class C common stock will be entitled to share, on an equal per share basis, in all assets available for distribution to holders of common stock. Holders of our Class A common stock, Class B common stock and Class C common stock have no preemptive right under our certificate of incorporation; however, Liberty and certain of its affiliates are entitled to a contractual preemptive right described under "—Liberty Preemptive Right" below. Our certificate of incorporation provides that if there is any dividend, subdivision, combination or reclassification of any class of common stock, a proportionate dividend, subdivision, combination or reclassification of each other class of common stock will be made at the same time.

Preferred Stock

        We are authorized to issue 10 million shares of preferred stock. Our board of directors is authorized, without any further action by the stockholders, to determine the following for any unissued series of preferred stock:

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  voting rights;

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  dividend rights;

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  dividend rates;

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  liquidation preferences;

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  redemption provisions;

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  sinking fund terms;

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  conversion or exchange rights;

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  the number of shares in the series; and

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  other rights, preferences, privileges and restrictions.

        In addition, the preferred stock could have other rights, including economic rights senior to common stock, so that the issuance of the preferred stock could adversely affect the market value of common stock. The issuance of preferred stock may also have the effect of delaying, deferring or preventing a change in control of us without any action by the stockholders. We have no current plans to issue any preferred stock.

Market Listings

        Our Class A common stock is listed for trading on the Nasdaq National Market under the symbol "UCOMA." Our Class B common stock and Class C common stock are not listed for trading on any exchange and have no established trading market. We may elect to list any class or series of securities on an exchange or other trading system, and in the case of Class A common stock, on an exchange or additional trading system, but, are not obligated to do so. No assurance can be given as to the liquidity of the trading market for any of our securities.

Certificate of Incorporation and Bylaws

        The provisions of our certificate of incorporation and bylaws summarized below may have an anti-takeover effect and may delay or prevent a tender offer or takeover attempt that a stockholder might consider in its best interests, including attempts that might result in a premium over the market price for the shares held by stockholders.

        Our certificate of incorporation or bylaws provide:

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  for a classified board of directors, with each class containing as nearly as possible one-third of the number of directors on the board and the members of each class serving for three-year terms;

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  that vacancies on the board of directors may be filled only by the remaining directors;

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  that the stockholders may take action only at an annual or special meeting of stockholders, and not by written consent of the stockholders;

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  that special meetings of stockholders generally can be called only by the board of directors;

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  that our stockholders may adopt, amend or repeal the bylaws only with the approval of holders of at least 66 2/3% of the voting power; and

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  for an advance notice procedure for the nomination, other than by the board of directors or a committee of the board of directors, of candidates for election as directors as well as for other stockholder proposals to be considered at annual meetings of stockholders. In general, we must receive notice of intent to nominate a director or raise business at meetings not less than 90 nor more than 120 days before the meeting, which notice must contain certain information concerning the person to be nominated or the matters to be brought before the meeting and concerning the stockholder submitting the proposal. The affirmative vote of the holders of at least 66 2/3% of the voting power is required to amend or repeal these provisions or to provide for cumulative voting.

Delaware General Corporation Law, Section 203

        We have elected not to be governed by Section 203 of the Delaware General Corporation Law.

Liberty Preemptive Right

        Pursuant to a standstill agreement, as amended, among United, Liberty Media Corporation and certain of Liberty's affiliates (the "Liberty Group"), the Liberty Group, which includes Liberty, is entitled to preemptive rights to acquire shares of our Class A common stock or other securities convertible into or exchangeable for our Class A common stock sufficient to maintain its percentage ownership of our common stock equal to the lesser of 55.0% of our total outstanding common stock of all classes and the percentage of the total outstanding common stock of all classes that the Liberty Group owned immediately prior to the issuance of the shares or other securities, assuming the conversion, exercise or exchange of rights held by the Liberty Group and the conversion of the senior notes. The price at which Liberty may purchase these shares or other securities will be the amount of cash consideration per share to be received by us (that is, the issue price less any initial purchaser's discounts and commissions).

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

        The following is a summary of the U.S. federal income tax consequences that are expected to be material to U.S. holders and non-U.S. holders that purchase the senior notes. This summary assumes that the "issue price" of the senior notes (within the meaning of Section 1273 of the Code) was less than the face amount of the senior notes such that the senior notes were issued with a "de minimis" amount of original issue discount. See discussion below under the heading "Taxation of U.S. Holders—The Senior Notes—De Minimis OID." This summary also assumes that the likelihood that we will be required to pay liquidated damages pursuant to the registration rights agreement, or that we will be required to repurchase the senior notes upon a change of control, is, in each case, remote. See discussion below under the heading "Taxation of U.S. Holders—The Senior Notes—Liquidated Damages and Repurchase Upon a Change of Control."

        This summary is based on current provisions of the Code, applicable U.S. Treasury regulations promulgated thereunder, or the "Treasury Regulations," and publicly available administrative and judicial interpretations thereof, all as in effect as of the date of this offering memorandum and all of which are subject to change, possibly with retroactive effect, or to different interpretations. This summary is included for general information purposes only and does not purport to be a complete analysis or listing of all potential tax considerations that may be relevant to U.S. holders or non-U.S. holders in light of their particular circumstances.

        This summary addresses only U.S. holders and non-U.S. holders that purchase the senior notes for cash at their issue price and that hold the senior notes, and any shares of our Class A common stock that are received upon repurchase or conversion, as capital assets within the meaning of Section 1221 of the Code.

        This summary does not address any alternative minimum tax or state, local or foreign tax consequences or any non-income tax consequences (such as estate or gift tax consequences). This summary does not address the tax consequences that may arise if, as a result of a consolidation, merger, or other transfer of our assets in which we are not the continuing entity, the senior notes are modified such that they will become convertible into stock of the continuing entity or a different entity. This summary does not address the U.S. federal income tax consequences to a U.S. holder or a non-U.S. holder that is subject to special rules under the Code, including but not limited to:

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  a financial institution, insurance company, or regulated investment company;

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  a tax-exempt organization, retirement plan, pension fund, or mutual fund;

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  a dealer, broker, or trader in securities or foreign currencies;

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  an entity treated as a partnership for U.S. federal income tax purposes;

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  a holder that owns its senior notes, or shares of our Class A common stock that are received upon repurchase or conversion, indirectly through an entity treated as a partnership for U.S. federal income tax purposes, or a trust or estate;

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  a holder that holds its senior notes, or shares of our Class A common stock that are received upon repurchase or conversion, as part of a hedge, appreciated financial position, straddle or conversion transaction;

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  a U.S. holder whose functional currency is not the U.S. dollar or a non-U.S. holder whose functional currency is not the euro; or

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  an individual holder that is an expatriate of the U.S.

        For purposes of this summary, the term "U.S. holder" means a beneficial owner of senior notes, or shares of our Class A common stock that are received upon repurchase or conversion of the senior notes, that, for U.S. federal income tax purposes, is:

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  a citizen or resident of the U.S.;

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  a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in the U.S. or under U.S. laws or the laws of any state or political subdivision thereof;

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  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

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  a trust (i) if, in general, a court within the U.S. is able to exercise primary jurisdiction over its administration and one or more U.S. persons have authority to control all of its substantial decisions or (ii) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

        For purposes of this summary, the term "non-U.S. holder" means a beneficial owner of senior notes, or shares of our Class A common stock that are received upon repurchase or conversion of the senior notes, that is not treated as a partnership or a partner in a partnership for U.S. federal income tax purposes and that is not a U.S. holder.

        If a beneficial owner of senior notes, or of shares of our Class A common stock that are received upon repurchase or conversion of the senior notes, is treated as a partnership or a partner in a partnership for U.S. federal income tax purposes, the tax consequences of owning and disposing of the senior notes or shares of our Class A common stock will depend on a variety of factors, including the activities of the partnership and its partners. A beneficial owner of senior notes, or shares of our Class A common stock that are received upon repurchase or conversion of the senior notes, that is treated as a partnership or a partner in a partnership for U.S. federal income tax purposes is urged to consult its own tax advisor regarding the tax consequences associated with owning and disposing of the senior notes or shares of our Class A common stock.

        If a senior note is purchased for an amount that is less than the issue price of the senior notes, the beneficial owner generally will be subject to special rules under the Code referred to as the "market discount" rules. If a senior note is purchased for an amount that is greater than the issue price of the senior notes, but that is less than or equal to the face amount of the senior notes, the beneficial owner may be subject to special rules under the Code referred to as the "acquisition premium" rules. If a senior note is purchased for an amount that is greater than the face amount of the senior notes, the beneficial owner generally will be subject to special rules under the Code referred to as the "amortizable bond premium" rules. In general, the market discount, acquisition premium and amortizable bond premium rules can affect the timing, amount, and character of an investor's income with respect to the senior notes. Investors considering the purchase of senior notes are urged to consult their own tax advisors regarding the potential application of the market discount, acquisition premium or amortizable bond premium rules to their particular situations.

        We have not sought a ruling from the U.S. Internal Revenue Service, or "IRS," with respect to any of the statements made in the following summary, and there can be no assurance that the IRS will agree with such statements.

        THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH BELOW IS INCLUDED FOR GENERAL INFORMATION PURPOSES ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. INVESTORS CONSIDERING THE PURCHASE OF SENIOR NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL INCOME TAX LAWS APPLICABLE TO THEIR

PARTICULAR SITUATIONS AS WELL AS ANY OTHER TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

Taxation of U.S. Holders

The Senior Notes

  Foreign Currency Denomination—In General

        Because the senior notes are denominated in euro, U.S. holders that maintain the U.S. dollar as their functional currency generally will be subject to the rules under Section 988 of the Code and the Treasury Regulations issued thereunder, referred to as the "foreign currency rules."

        In general, the foreign currency rules will require a U.S. holder to recognize ordinary gain or loss as a result of changes in the value of the U.S. dollar relative to the euro with respect to interest paid on a senior note (in the case of an accrual basis taxpayer) and with respect to the principal amount of a senior note upon a retirement or other disposition of a senior note (including conversion). The foreign currency rules generally will also require a U.S. holder to recognize ordinary gain or loss with respect to euro that is received (either in respect of interest or principal on a senior note) and subsequently disposed of at a later date, to the extent that the value of the U.S. dollar relative to the euro changes between the time of such receipt and such disposal.

        For purposes of this summary, gain or loss that must be recognized as a result of changes in the value of the U.S. dollar relative to the euro is generally referred to as "exchange gain or loss." In general, the foreign currency rules only govern the recognition of exchange gain or loss and the recognition of gain or loss that is attributable to the difference, if any, between the U.S. dollar value of a senior note and the U.S. dollar value of a U.S. holder's tax basis in a senior note (generally referred to as "market gain or loss") must be determined in accordance with other applicable provisions of the Code.

  Liquidated Damages and Repurchase Upon a Change of Control

        Pursuant to applicable Treasury Regulations, the possibility of a contingent payment on the senior notes will not affect the amount or timing of interest income recognized by a holder if the likelihood of the contingent payment, as of the date the senior notes are issued, is remote or incidental.

        We believe (and this summary assumes) that the likelihood that we will be required to pay liquidated damages on the senior notes, or that we will be required to repurchase the senior notes upon a change of control, is, in each case, remote. As a result, we do not intend to treat the potential payment of any liquidated damages or the change of control purchase price as affecting the yield to maturity of any senior note. We also intend to treat the payment of any liquidated damages in respect of a senior note as the payment of interest (taxable to a U.S. holder as described below under "—Interest Income") and the payment of the change of control purchase price, to the extent such payment is not attributable to accrued but unpaid interest, as a payment made in connection with the repurchase of a senior note (taxable to a U.S. holder as described below under "—Sale, Exchange, Redemption, Repurchase, or Other Disposition of the Senior Notes").

        If the IRS were to successfully assert that there was more than a remote likelihood that such liquidated damages or change of control purchase price would become payable and if such position was ultimately upheld, the amount and timing of interest income recognized on a senior note and the character of income recognized on the sale, exchange, redemption, repurchase, or other disposition of a senior note could be different from that described herein. In addition, if the IRS were to successfully assert that the payment of liquidated damages was something other than the payment of interest, and if such position was ultimately upheld, the character of any liquidated damages ultimately received would be different from that described herein.

        Investors considering the purchase of senior notes are urged to consult their own tax advisors regarding the tax consequences associated with our potential obligation to pay liquidated damages or the change of control purchase price.

  Interest Income

        Interest on a senior note generally will be includable in the income of a U.S. holder as ordinary income at the time such interest is received or accrued, in accordance with such U.S. holder's method of accounting for U.S. federal income tax purposes.

        A cash basis U.S. holder receiving an interest payment in euro will be required to include in income the U.S. dollar value of such payment (determined using the spot rate in effect on the date such payment is received) regardless of whether such payment is subsequently converted into U.S. dollars. No exchange gain or loss will be recognized by a cash basis U.S. holder with respect to the receipt of such payment; however, exchange gain or loss may be recognized by such U.S. holder upon a subsequent conversion of the euro if the euro are not converted to U.S. dollars on the date received (the consequences of conversion of euro to U.S. dollars are discussed below under the heading "—Transactions In Euro").

        An accrual basis U.S. holder will be required to include in income the U.S. dollar value of the amount of euro interest income that has accrued on a senior note in a taxable year, determined by translating such income at the average rate of exchange for the relevant interest accrual period or, with respect to an interest accrual period that spans two taxable years, at the average rate for the portion of such interest accrual period within the taxable year. In general, unless a U.S. holder elects otherwise, the average rate of exchange for an interest accrual period (or portion thereof) is the simple average of the spot exchange rates for each business day of such period (or such other average exchange rate that is reasonably derived and consistently applied by the holder). However, an accrual basis U.S. holder may elect to translate interest income on a senior note using the spot rate in effect on the last day of an interest accrual period (or the last day of the taxable year for the portion of such period within the taxable year). In addition, a U.S. holder may elect to use the spot rate in effect on the date of receipt (or payment) for such purpose if such date is within five business days of the last date of an interest accrual period. Any election by a U.S. holder to translate interest income using one of the two alternative methods just described, must be made in a statement filed with a U.S. holder's return, and, if made, will be applicable to all debt instruments for such year and thereafter unless changed with the consent of the IRS.

        Upon receipt of an interest payment on a senior note, an accrual basis U.S. holder will recognize exchange gain or loss (taxable as ordinary income or loss) with respect to accrued interest income in an amount equal to the difference between the U.S. dollar value of the payment received (determined using the spot rate in effect on the date such payment is received) in respect of such interest accrual period and the U.S. dollar value of the interest income that has accrued during such interest accrual period (as determined in the preceding paragraph). Any such gain or loss generally will not be treated as interest income or expense, except to the extent provided by administrative pronouncements of the IRS.

  De Minimis OID

        Based on pricing information that we have obtained subsequent to the original issuance of the senior notes, we believe, and this summary assumes, that the "issue price" of the senior notes (within the meaning of Section 1273 of the Code) was less than the face amount of the senior notes such that the senior notes were issued with a "de minimis" amount of original issue discount, referred to as "de minimis OID."

        In general, a U.S. holder will not be required to include any amounts attributable to de minimis OID in income prior to either a retirement, sale or exchange, or other disposition of a senior note. In addition, a U.S. holder generally should not be required to recognize any exchange gain or loss as a result of the inclusion of any amounts attributable to de minimis OID in income.

        However, the specific rules regarding the timing, amount, and character of a U.S. holder's inclusion of de minimis OID will depend upon whether a U.S. holder is classified as a "subsequent holder" of a senior note within the meaning of Treasury Regulation Section 1.1273-1(d)(5)(iii). If a U.S. holder is classified as a "subsequent holder" of a senior note, the market discount rules of the Code will apply to such U.S. holder, rather than certain other rules under Treasury Regulation Section 1.1273-1(d)(5).

        U.S. holders are urged to consult their own tax advisors to first determine whether they will be classified as a "subsequent holder" of a senior note (within the meaning of Treasury Regulation Section 1.1273-1(d)(5)(iii)) and to then determine the related tax consequences applicable to them as a result of purchasing, holding, and disposing of a senior note that bears de minimis OID.

  Adjustment of Conversion Rate

        If at any time (i) we make certain distributions of cash or property to our Class A common stockholders, or if we make certain purchases of Class A common stock, and such distribution or purchase would be taxable to such stockholders as a dividend for U.S. federal income tax purposes, and, pursuant to the anti-dilution provisions of the senior notes, the conversion price of the senior notes is adjusted, or (ii) the conversion price of the senior notes is otherwise adjusted at our discretion, subject to compliance with applicable stockholder approval rules set forth in Rule 4350 of the Nasdaq Marketplace Rules, or upon the occurrence of other specified events, such adjustment in conversion price may result in a deemed stock distribution to U.S. holders (pursuant to Section 305 of the Code). See "Description of the Senior Notes—Conversion Price Adjustments." The value of any such deemed stock distribution will be taxable as a dividend (to the extent of our current or accumulated earnings and profits), return of capital, or capital gain to U.S. holders, as described in "—The Common Stock—Dividends" below. In addition, any dividend resulting from a deemed stock distribution could generate a backup withholding obligation for us. See "—Backup Withholding and Information Reporting" below.

  Conversion of the Senior Notes—Share Settlement—In General

        If a senior note is converted and we elect to satisfy our conversion obligation entirely in shares of our Class A common stock (referred to as a "share settlement"), the tax treatment of a U.S. holder is uncertain.

        In general, pursuant to what is commonly referred to as the "convertible bond rule" (as described in IRS Revenue Ruling 72-265), no gain or loss is realized by the holder of a corporate debenture when the holder exercises the right, provided for in the debenture, to convert the debenture into stock of the obligor corporation. An uncertainty exists, however, as to whether the convertible bond rule will apply to a share settlement because a U.S. holder cannot require us to deliver shares of our Class A common stock in satisfaction of our conversion obligation. Instead, as discussed under the heading "Description of the Senior Notes—Conversion Settlement Options," we may elect to satisfy our conversion obligation by delivering either shares of our Class A common stock, euro, or a combination of euro and shares of our Class A common stock.

        If the convertible bond rule does not apply to a share settlement, it is possible that a U.S. holder will be treated as though it:

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  exchanged a senior note for shares of our Class A common stock as part of a "reorganization" under Section 368(a)(1)(E) of the Code; or

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  exchanged a senior note for shares of our Class A common stock in a fully taxable transaction (taxable as described below under "—Sale, Exchange, Redemption, Repurchase, or Other Disposition of the Senior Notes").

        If, as a result of a share settlement, a U.S. holder was deemed to exchange a senior note for shares of our Class A common stock as part of a reorganization under Section 368(a)(1)(E) of the Code, and provided that the senior notes were treated as "securities" within the meaning of Section 354 of the Code, the related U.S. federal income tax consequences generally would be the same as those that would arise if the convertible bond rule applied to the exchange, except that certain record keeping and information reporting requirements under Treasury Regulation Section 1.368-3 may apply.

        U.S. holders are urged to consult their own tax advisors to determine the tax consequences associated with a share settlement and, in particular, whether the convertible bond rule may apply even though we will not be required to deliver shares of our Class A common stock in satisfaction of our conversion obligation.

  Conversion of the Senior Notes—Share Settlement—Tax Consequences Assuming Convertible Bond Rule Applies or Assuming Reorganization Treatment Applies

        Assuming the convertible bond rule applies to a share settlement, or assuming a share settlement is treated as a reorganization under Section 368(a)(1)(E) of the Code and assuming the senior notes are treated as "securities" within the meaning of Section 354 of the Code, a U.S. holder generally will not recognize any income, gain or loss, except with respect to:

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  any exchange gain or loss that must be recognized by a U.S. holder with respect to changes in the rate of exchange between the U.S. dollar and the euro (as discussed below);

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  any Class A common stock that, pursuant to the indenture, is deemed to be received in satisfaction of accrued interest (as discussed below); and

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  any euro received in lieu of a fractional share of our Class A common stock (as discussed below).

A U.S. holder generally will not be required to recognize any market gain or loss with respect to the difference between the U.S. dollar value of our Class A shares received upon conversion of a senior note and the U.S. dollar value of its adjusted basis in a senior note (determined as described below).

        A U.S. holder's aggregate tax basis in shares of our Class A common stock received upon conversion of a senior note will be the same as such U.S. holder's adjusted tax basis in the senior note at the time of conversion (generally the U.S. dollar amount paid to purchase a senior note), increased by the amount of exchange gain recognized (or decreased by the amount of exchange loss recognized), increased by the amount of any income recognized with respect to accrued but unpaid interest, and reduced by any basis allocable to a fractional share interest for which euro are received. The holding period for shares of our Class A common stock received upon conversion generally will include the holding period of the senior note converted, except that the holding period attributable to any Class A common stock received with respect to accrued interest will commence on the day after conversion.

        Upon the conversion of a senior note, a U.S. holder generally will be required to recognize exchange gain or loss with respect to the principal amount and accrued interest of the senior note so converted. Such exchange gain or loss generally will be treated as ordinary income or loss. The amount of exchange gain or loss that is realized by a U.S. holder with respect to the principal of a senior note will be determined by subtracting:

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  the U.S. dollar value of the purchase price of the senior note on the date the senior note was purchased (determined by translating the purchase price of the senior note into U.S. dollars at the spot rate in effect on the date of purchase) from

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  the U.S. dollar value of the purchase price of the senior note on the date the senior note is converted into common stock (determined by translating the purchase price of the senior note into U.S. dollars at the spot rate in effect on the conversion date).

The general taxation of interest and the amount of exchange gain or loss that is realized by an accrual method U.S. holder with respect to accrued interest, if any, that is payable upon the conversion of a senior note will be determined as described above under "—Interest Income."

        The tax treatment of a U.S. holder that converts a senior note after the record date for an interest payment but before the related interest payment date is uncertain because, as described under the heading "Description of the Senior Notes—Conversion Procedures," upon conversion such U.S. holder will be required to deliver euro to us in an amount equal to the interest payable on the related interest payment date. In such a case, it is possible that the euro received as interest and required to be returned to us will be netted, such that a U.S. holder will not be required to include the amount of the euro received in gross income. However, it is also possible that a U.S. holder would be required to include the amount of euro received in gross income and would not be able to effectively offset the euro required to be returned to us until the shares of our Class A common stock received upon conversion are subsequently sold or otherwise disposed of in a taxable transaction. U.S. holders that convert senior notes after the record date for an interest payment but before the related interest payment date are urged to consult their own tax advisors to determine the related tax consequences.

        After the amount of exchange gain or loss realized by a U.S. holder has been determined, a U.S. holder will only be required to recognize the amount of any such realized exchange gain or loss to the extent of the total market gain or loss on the exchange of a senior note for shares of our Class A common stock. This rule that potentially limits the amount of exchange gain or loss to the extent of any market gain or loss upon a conversion of a senior note is referred to as the "netting rule." The netting rule takes into account market gain or loss upon the conversion of a senior note, even though such market gain or loss would not otherwise be recognized.

        Euro received in lieu of a fractional share of our Class A common stock upon conversion of a senior note will be treated as a payment in exchange for the fractional share of our Class A common stock. Accordingly, the receipt of euro in lieu of a fractional share of our Class A common stock generally will result in the same tax treatment described below under "—Sale, Exchange, Redemption, Repurchase, or Other Disposition of Common Stock."

  Conversion of the Senior Notes—Combined Settlement

        If a senior note is converted and we elect to satisfy our conversion obligation by delivering a combination of euro and shares of our Class A common stock (referred to as a "combined settlement"), the tax treatment of a U.S. holder is uncertain. In such a case, it is possible that a U.S. holder will be treated as though it:

  •
  exchanged a senior note for euro and shares of our Class A common stock as part of a "reorganization" under Section 368(a)(1)(E) of the Code; or

  •
  sold a portion of a senior note for euro (taxable as described below under "—Sale, Exchange, Redemption, Repurchase, or Other Disposition of the Senior Notes") and simultaneously converted a portion of a senior note into shares of our Class A common stock in a manner that is subject to the convertible bond rule (taxable as described above under "—Conversion of the Senior Notes—Share Settlement—Tax Consequences Assuming Convertible Bond Rule Applies or Assuming Reorganization Treatment Applies"); or

  •
  sold, exchanged, or otherwise disposed of a senior note for euro and shares of our Class A common stock in a fully taxable transaction (taxable in the manner described below under "—Sale, Exchange, Redemption, Repurchase, or Other Disposition of the Senior Notes").

        If, as a result of a combined settlement, a U.S. holder was deemed to exchange a senior note for euro and shares of our Class A common stock as part of a reorganization under Section 368(a)(1)(E) of the Code, and provided that the senior notes were treated as "securities" within the meaning of Section 354 of the Code, a U.S. holder generally would be required to recognize any exchange gain or loss (subject to the netting rule) and any market gain (but not market loss) to the extent of the lesser of the U.S. dollar value of the euro received (determined using the spot rate in effect on the conversion date) or the total amount of market gain realized. The amount of a U.S. holder's recognized exchange gain or loss generally would be treated as ordinary income or loss and the amount of any recognized market gain generally would be treated as capital gain. A U.S. holder would also be subject to certain record keeping and information reporting requirements under Treasury Regulation Section 1.368-3. However, regardless of the general manner in which a combined settlement is characterized for U.S. federal income tax purposes, the amount of any Class A common stock or euro received with respect to accrued interest would be taxable as described above under "—Interest Income." U.S. holders are urged to consult their own tax advisors to determine the tax consequences associated with a combined settlement, including whether exchange gain or loss or market gain or loss, or both, must be recognized and the related tax basis and holding period consequences.

  Conversion of the Senior Notes—Cash Settlement

        If a senior note is converted and we elect to satisfy our conversion obligation entirely in euro (referred to as a "cash settlement"), a U.S. holder should be treated as though it sold, exchanged, or otherwise disposed of a senior note for euro in a fully taxable transaction (taxable as described below under "—Sale, Exchange, Redemption, Repurchase, or Other Disposition of the Senior Notes").

        Any euro received with respect to accrued interest would be taxable as described above under "—Interest Income."

  Sale, Exchange, Redemption, Repurchase, or Other Disposition of the Senior Notes

        Upon the sale, exchange, redemption, repurchase, or other disposition of a senior note, a U.S. holder generally will be required to realize and recognize market gain or loss equal to the difference between the amount realized (generally, the U.S. dollar value of the cash or property received determined using the spot rate in effect on the date of such sale, exchange, redemption, repurchase, or other disposition), and the U.S. holder's adjusted tax basis in such note (generally, the U.S. dollar value of the purchase price of the senior note on the date of purchase determined by translating the purchase price into U.S. dollars at the spot rate in effect on the date of purchase). For this purpose, the amount realized on the sale, exchange, redemption, repurchase, or other disposition of a senior note does not include any amount attributable to accrued but unpaid interest, which will be taxable as such, unless previously included in income, and subject to the foreign currency rules governing the recognition of exchange gain or loss. See discussion above under "—Interest Income." Except with respect to any exchange gain or loss recognized with respect to the principal of a senior note as described in the next paragraph, the amount of any market gain or loss will be capital gain or loss and will be long-term capital gain or loss if, at the time of the sale, exchange, redemption, repurchase, or other disposition, the senior note was held for more than one year.

        Upon the sale, exchange, redemption, repurchase, or other disposition of a senior note, a U.S. holder generally will be required to realize and recognize exchange gain or loss with respect to the principal amount of the senior note. The amount of exchange gain or loss that is realized by a U.S. holder with respect to the principal of a senior note will be determined by subtracting:

  •
  the U.S. dollar value of the purchase price of the senior note on the date the senior note was purchased (determined by translating the purchase price of the senior note into U.S. dollars at the spot rate in effect on the date of purchase), from

  •
  the U.S. dollar value of the purchase price of the senior note on the date the senior note is sold, exchanged, redeemed, repurchased, or otherwise disposed of (determined by translating the purchase price of the senior note into U.S. dollars at the spot rate in effect on the date of such sale, exchange, redemption, repurchase, or other disposition).

However, pursuant to a "netting rule" similar to that described above under "Conversion of the Senior Notes—Share Settlement—Tax Consequences Assuming Convertible Bond Rule Applies or Assuming Reorganization Treatment Applies," a U.S. holder will only be required to recognize the amount of any such realized exchange gain or loss to the extent of the total market gain or loss realized on the sale, exchange, redemption, repurchase, or other disposition of a senior note. The amount of any recognized exchange gain or loss generally will be treated as ordinary income or loss.

  Transactions In Euro

        Euro received as interest on a senior note, or upon on the sale, exchange, redemption, repurchase, or other disposition of a senior note, will have a tax basis equal to their U.S. dollar value at the time such interest is received or at the time payment is received in consideration of such sale, exchange, redemption, repurchase, or other disposition. The amount of exchange gain or loss recognized on a subsequent sale or other disposition of such euro will be equal to the difference between (i) the amount of U.S. dollars, or the fair market value in U.S. dollars of the other currency or property received in such sale or other disposition, and (ii) the tax basis of such euro. Such gain or loss generally will be ordinary income or loss.

        A U.S. holder that purchases a senior note with previously owned euro would recognize gain or loss in an amount equal to the difference, if any, between the U.S. dollar fair market value of such senior note on the date of purchase and such U.S. holder's tax basis in such euro. The amount of any such gain or loss generally will be ordinary income or loss.

The Common Stock

  Dividends

        If we make a distribution of cash or property to a U.S. holder in respect of our Class A common stock, the distribution generally will first be treated as a dividend to the extent of our current or accumulated earnings and profits as determined under U.S. federal income tax principles, then as a tax-free return of capital to the extent of a U.S. holder's tax basis in our Class A common stock, and thereafter as gain from the sale or exchange of our Class A common stock as described below under "—Sale, Exchange, Redemption, or Other Disposition of Common Stock." If a U.S. holder is a corporation, it may be entitled to claim a deduction equal to a portion of any dividends received. Dividends received by non-corporate U.S. holders may be subject to U.S. federal income tax at preferential rates if such dividends constitute "qualified dividend income" within the meaning of Section 1(h)(11)(B)(i) of the Code and if certain other conditions are satisfied. U.S. holders should consult their own tax advisors to discuss whether they may be able to claim a deduction or receive the benefit of preferential rates with respect to any dividends made in respect of our Class A common stock.

        We may be required to pay liquidated damages with respect to shares of our Class A common stock received upon conversion of the senior notes if we fail to comply with certain obligations under the registration rights agreement. See "Description of the Senior Notes—Registration Rights." The tax treatment of the payment of any such liquidated damages is uncertain. It is possible that the payment of liquidated damages may be treated as a dividend (taxable as described above); however, it is also possible that the payment of liquidated damages may be treated as some other form of payment. Investors considering the purchase of senior notes are urged to consult with their own tax advisors to determine the tax consequences associated with the receipt of liquidated damages with respect to shares of our Class A common stock.

        If we effect a distribution of stock or stock rights to our common stockholders, or if we cause the occurrence of some other event or series of events that would have the result of increasing the proportionate interest of our common stockholders in our assets or earnings and profits, then, unless a "full adjustment" is made to the conversion ratio of the senior notes (and possibly any other outstanding convertible securities or rights to acquire our common stock), the increase in the proportionate interest of our common stockholders generally will be treated as a distribution to such holders, taxable as ordinary income to the extent of our current or accumulated earnings and profits.

  Sale, Exchange, Redemption, Repurchase, or Other Disposition of Common Stock

        Upon the sale, exchange, redemption, repurchase, or other disposition of our Class A common stock, a U.S. holder generally will recognize capital gain or loss equal to the difference between:

  •
  the amount of cash and the fair market value of any property received upon the disposition; and

  •
  such U.S. holder's adjusted tax basis in our Class A common stock, as discussed above.

        Any such capital gain or loss will be long-term capital gain or loss if the U.S. holder's holding period for the common stock exceeds one year. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income.

Taxation of Non-U.S. Holders

The Senior Notes

        The rules governing the U.S. federal income taxation of a non-U.S. holder are complex and no attempt will be made to provide more than a summary of such rules. Non-U.S. holders are urged to consult with their own tax advisors to determine the effect of federal, state, local and foreign income tax laws, as well as any applicable treaties, with regard to an investment in the senior notes.

  Foreign Currency Denomination—In General

        In general, a non-U.S. holder will not be subject to the foreign currency rules described above under "Taxation of U.S. Holders—The Senior Notes—Foreign Currency Denomination—In General."

  Interest Income

        In general, interest income of a non-U.S. holder that is not effectively connected with a U.S. trade or business is subject to a withholding tax at a 30% rate (or, if applicable, a lower tax rate specified by a treaty). However, interest income earned on a senior note by a non-U.S. holder will qualify for the "portfolio interest" exemption and therefore will not be subject to U.S. federal income tax or withholding tax, provided that such interest income is not effectively connected with a U.S. trade or business of the non-U.S. holder and provided that:

  •
  the non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of our stock entitled to vote;

  •
  the non-U.S. holder is not a controlled foreign corporation that is related to us through stock ownership;

  •
  the non-U.S. holder is not a bank which acquired the senior notes in consideration for an extension of credit made pursuant to a loan agreement entered into in the ordinary course of business; and

  •
  either (A) the non-U.S. holder certifies to us or our paying agent, under penalties of perjury, that it is not a U.S. person and provides its name, address, and certain other information on a properly executed IRS Form W-8BEN or a suitable substitute form or (B) a securities clearing organization, bank or other financial institution that holds customer securities in the ordinary course of its trade or business and holds the senior notes in such capacity, certifies to us or our paying agent, under penalties of perjury, that such a statement has been received from the beneficial owner by it, or by a financial institution between it and the beneficial owner, and furnishes us or our paying agent with a copy thereof.

If a non-U.S. holder holds a senior note through certain foreign intermediaries or partnerships, such holder and the foreign intermediary or partnership may be required to satisfy certification requirements under applicable Treasury Regulations.

        If a non-U.S. holder cannot satisfy the requirements for the portfolio interest exemption as described above, payments of interest will be subject to the 30% U.S. federal withholding tax, unless such holder provides us or our paying agent with a properly executed (1) IRS Form W-8BEN (or suitable substitute form) claiming an exemption from or reduction in withholding under the benefits of an applicable tax treaty or (2) IRS Form W-8ECI (or suitable substitute form) stating that interest paid on the senior note is not subject to withholding tax because it is effectively connected with a U.S. trade or business as discussed below.

        Except to the extent that an applicable income tax treaty otherwise provides, a non-U.S. holder generally will be subject to tax on a net income basis in the same manner as a U.S. holder if such non-U.S. holder is engaged in a trade or business in the U.S and interest on a senior note is effectively connected with the conduct of such trade or business. If such non-U.S. holder is a corporation, it may be subject to an additional 30% branch profits tax (unless reduced or eliminated by an applicable treaty) on its effectively connected earnings and profits from the taxable year.

        As discussed above under "Taxation of U.S. Holders—The Senior Notes—Liquidated Damages and Repurchase Upon a Change of Control," there is uncertainty about whether the payment of any liquidated damages with respect to the senior notes should be treated as the payment of interest for U.S. federal income tax purposes. If the payment of liquidated damages is not treated as interest, a non-U.S. holder could be subjected to adverse tax consequences, including the potential application of U.S. federal withholding tax. Investors considering the purchase of senior notes are urged to consult with their own tax advisors regarding the proper characterization of any liquidated damage payments made in respect of the senior notes. Due to the uncertainty regarding the tax treatment of any payments of liquidated damages, in the event that liquidated damages become payable, we may withhold taxes from any such payments.

  De Minimis OID

        A non-U.S. holder may, depending upon its particular circumstances, be subject to U.S. federal income tax in connection with any amounts attributable to de minimis OID that must be included in income in respect of a senior note. In general, this determination will depend upon whether a non-U.S. holder has any past or present connections with the U.S. and whether a non-U.S. holder is classified as a "subsequent holder" of a senior note within the meaning of Treasury Regulation Section 1.1273-1(d)(5)(iii) (as discussed above under the heading "Taxation of U.S. Holders—The

Senior Notes—De Minimis OID"). Non-U.S. holders are urged to consult their own tax advisors to first determine whether they will be classified as a "subsequent holder" of a senior note (within the meaning of Treasury Regulation Section 1.1273-1(d)(5)(iii)) and to then determine the related tax consequences applicable to them as a result of purchasing, holding, and disposing of a senior note that bears de minimis OID.

  Adjustment of Conversion Rate

        Certain adjustments in the conversion price of the senior notes that may be treated as a deemed taxable stock dividend to a U.S. holder generally may also be treated as a deemed taxable stock dividend to a non-U.S. holder. See "—Taxation of U.S. Holders—The Senior Notes—Adjustment of Conversion Rate" above. In addition, a deemed taxable stock dividend could generate a dividend withholding or backup withholding obligation for us. See "—Taxation of Non-U.S. Holders—The Common Stock—Dividends" and "—Backup Withholding and Information Reporting" below.

  Conversion of the Senior Notes—Share Settlement, Combined Settlement, or Cash Settlement

        A non-U.S. holder generally will not be subject to U.S. federal income tax on any market gain realized on the conversion of a senior note to the extent a U.S. holder would not subject to U.S. federal income tax on any market gain realized on the conversion of a senior note. See discussion above under "—Conversion of the Senior Notes—Share Settlement—In General," "Conversion of the Senior Notes—Combined Settlement," and "—Conversion of the Senior Notes—Cash Settlement." However, to the extent a U.S. holder is subject to U.S. federal income tax on any market gain realized on the conversion of a senior note, a non-U.S. holder may, depending upon its particular circumstances, be subject to U.S. federal income tax on any market gain realized on the conversion of a senior note. See discussion below under "—Sale, Exchange, Redemption, Repurchase, or Other Disposition of the Senior Notes." The amount of any Class A common stock or euro received with respect to accrued interest would be taxable as described above under "—Interest Income."

  Sale, Exchange, Redemption, Repurchase, or Other Disposition of the Senior Notes

        A non-U.S. holder generally will not be subject to U.S. federal income tax or withholding tax on any gain realized on the sale, exchange, redemption, repurchase, or other disposition of a senior note unless:

  (1)
  the gain is effectively connected with a U.S. trade or business of the non-U.S. holder;

  (2)
  in the case of a non-U.S. holder who is an individual, such holder is present in the U.S. for a period or periods aggregating 183 days or more during the taxable year of the disposition, and certain other conditions are satisfied; or

  (3)
  we are or have been a "U.S. real property holding corporation," or "USRPHC," for U.S. federal income tax purposes.

        Non-U.S. holders that may be subject to U.S. federal income tax pursuant to clause (1) or (2) above are urged to consult their own tax advisors to discuss the potential tax consequences of disposing of the senior notes.

        With respect to clause (3) above, we do not believe that we are or have ever been a USRPHC for U.S. federal income tax purposes. In addition, even if we were or were to become a USRPHC, as long as our Class A common stock is readily traded on an established securities market, as we expect it to be, non-U.S. holders who never beneficially owned, actually or by attribution, senior notes which, as of any date on which any senior notes were acquired by the holder, had a fair market value greater than the fair market value on that date of 5% of the total value of our Class A common stock, will not be subject to U.S. federal income tax on any gain realized on the sale, exchange, redemption, repurchase, or other disposition of senior notes solely because we were a USRPHC.

The Common Stock

        The rules governing the U.S. federal income taxation of a non-U.S. holder of shares our Class A common stock are complex and no attempt will be made to provide more than a summary of such rules. Non-U.S. holders should consult with their tax advisors to determine the effect of federal, state, local and foreign income tax laws, as well as any applicable treaties, with regard to an investment in our Class A common stock.

  Dividends

        Distributions made by us with respect to shares of our Class A common stock that are treated as dividends paid, as described above under "—Taxation of U.S. Holders—The Common Stock—Dividends," to a non-U.S. holder (excluding dividends that are effectively connected with the conduct of a U.S. trade or business by such holder and are taxable as described below) generally will be subject to U.S. federal withholding tax at a 30% rate (or a lower rate provided under an applicable income tax treaty). Pursuant to rules under the Code that are applicable to U.S. companies with substantial amounts of active foreign business income, the general U.S. withholding rate of 30% may not apply and, if we ever decided to pay any dividends in the future, we would assess the potential application of such rules at that time. Except to the extent that an applicable income tax treaty otherwise provides, a non-U.S. holder will be subject to tax in the same manner as a U.S. holder on dividends paid (or deemed paid) that are effectively connected with the conduct of a United States trade or business by the non-U.S. holder. If such non-U.S. holder is a foreign corporation, it may also be subject to a U.S. branch profits tax on such effectively connected income at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty). Even though such effectively connected dividends are subject to income tax and may be subject to the branch profits tax, they will not be subject to U.S. federal withholding tax if the holder delivers a properly executed IRS Form W-8ECI (or successor form) to us or our paying agent.

        A non-U.S. holder who wishes to claim the benefit of an applicable income tax treaty is required to satisfy certain certification and other requirements. If the non-U.S. holder is eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty, such holder may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

        As discussed above under "Taxation of U.S. Holders—The Common Stock—Dividends," the tax treatment of the payment of any liquidated damages with respect to shares of our Class A common stock is uncertain. It is possible that the payment of liquidated damages may be treated as a dividend (taxable as described above), however, it is also possible that the payment of liquidated damages may be treated as some other form of payment subject to U.S. federal withholding tax at a 30% rate (unless reduced or eliminated by an applicable treaty). Investors considering the purchase of senior notes are urged to consult with their own tax advisors to determine the tax consequences associated with the receipt of liquidated damages with respect to shares of our Class A common stock.

  Sale, Exchange, Redemption, Repurchase, or Other Disposition of Common Stock

        A non-U.S. holder generally will not be subject to U.S. federal income tax or withholding tax on the sale, exchange, redemption, repurchase, or other disposition of shares of our Class A common stock unless:

  (1)
  the gain is effectively connected with a United States trade or business of the non-U.S. holder;

  (2)
  in the case of a non-U.S. holder who is an individual, such holder is present in the United States for a period or periods aggregating 183 days or more during the taxable year of the disposition, and certain other conditions are satisfied; or

  (3)
  we are or have been a "U.S. real property holding corporation" for United States federal income tax purposes.

        Non-U.S. holders that may be subject to U.S. federal income tax pursuant to clause (1) or (2) above are urged to consult their own tax advisors to discuss the potential tax consequences of disposing of shares of our Class A common stock.

        With respect to clause (3) above, we do not believe that we are or have ever been a USRPHC for U.S. federal income tax purposes. In addition, even if we were or were to become a USRPHC, as long as our Class A common stock is readily traded on an established securities market, as we expect it to be, non-U.S. holders who do not beneficially own, actually or by attribution (and have not beneficially owned, actually or by attribution, within the last five years prior to the date of disposition) more than 5% of our Class A common stock, will not be subject to U.S. federal income tax on any gain realized on the sale, exchange, redemption, repurchase, or other disposition of Class A common stock solely because we were a USRPHC.

Backup Withholding and Information Reporting

        Payments of interest on the senior notes or any dividends distributed by us with respect to our Class A common stock, as well as the proceeds of the sale or other disposition of the senior notes or our Class A common stock, may be subject to information reporting and U.S. federal backup withholding tax at the applicable rate. Backup withholding generally will apply if the recipient of such payment fails to supply a taxpayer identification number, certified under penalties of perjury, as well as certain other information or otherwise fails to establish an exemption from backup withholding (which, in the case of a non-U.S. holder, would generally entail certifying that the holder is not a U.S. person). Any amount withheld under the backup withholding rules generally will be allowed as a refund or credit against a holder's federal income tax liability provided the required information is furnished to the IRS.

SELLING SECURITY HOLDERS

        We originally issued the senior notes in a private placement in April 2004 to Credit Suisse First Boston LLC, the initial purchaser. The initial purchaser resold the senior notes to purchasers in transactions exempt from registration pursuant to Rule 144A under the Securities Act of 1933, as amended. The selling security holders listed in the following table, which sets forth information about the principal amount of senior notes and the underlying Class A common stock beneficially owned by each listed selling security holder who has provided us with a completed questionnaire, may from time to time offer and sell the senior notes and, if the senior notes are converted, the underlying shares of Class A common stock pursuant to this prospectus.

        We have prepared the table below based on information provided to us by the selling security holders prior to the effective date of the registration statement of which this prospectus forms a part. The percentage of ownership of Class A common stock for each selling security holder disclosed in this table is based on 387,971,116 shares of Class A common stock outstanding as of June 15, 2004. The amount of securities listed as beneficially owned by the selling security holders after completion of the offering and the holders' respective percentages of beneficial ownership after the completion of the offering are based on the assumption that all of the securities being offered are sold pursuant to this prospectus, and that no other notes or shares of Class A common stock are acquired or disposed of by the selling security holders prior to the termination of this offering. Because the selling security holders may sell all, some or none of their securities or may acquire or dispose of other notes or shares of Class A common stock, we cannot estimate the aggregate number of securities that will be sold in this offering or the number or percentage of shares of Class A common stock that each selling security holder will own upon completion of this offering.

Selling Security Holder Table

		Senior Notes Beneficially Owned After Completion of the Offering		Number of Shares of Class A Common Stock Beneficially Owned that may be Offered(1)	Shares of Class A Common Stock Beneficially Owned After Completion of the Offering
Name	Principal Amount of Senior Notes Beneficially Owned that may be Offered	Principal Amount
			Percentage		Number	Percentage
Basso Global Convertible Holding Fund Ltd.	€500,000	—	—	51,250	—	—
Basso Multi-Strategy Holding Fund Ltd.	500,000	—	—	51,250	—	—
Cheyne Fund Ltd.	514,000	—	—	52,685	—	—
Cheyne Leveraged Fund Ltd.	399,000	—	—	40,897	—	—
CIP Limited Duration Co.	56,000	—	—	5,740	—	—
Credit Suisse Asset Management	1,250,000	—	—	128,125	—	—
CS Alternative Strategy Ltd.	31,000	—	—	3,177	—	—
DKR SoundShare Strategic Holding Fund Ltd.	1,500,000	—	—	153,750	—	—
UBS AG London Prime Broker	5,000,000	—	—	512,500	—	—
Any other holders of senior notes or future transferee, pledgee, donnee or successor of any holder(4)	490,250,000	—	—	50,250,612	—	—

Total	€500,000,000	—	—	51,249,987	—	—

(1)
Assumes conversion of all of the holder's senior notes at the current a conversion price of €9.7561 per share of Class A common stock. This conversion price, however, is subject to adjustment as described under "Description of the Senior Notes—Conversion of Senior Notes." As a result, the amount of Class A common stock issuable upon conversion of the senior notes may increase or decrease in the future.

(2)
Assumes issuance of Class A common stock in the maximum amount issuable upon conversion of the senior notes, as described in Note (1) above, and the offering of those shares by the selling security holder pursuant to this prospectus. The selling security holders may offer and sell pursuant to this prospectus their senior notes, the shares of Class A common stock issued upon conversion of the senior notes, or both.

(3)
Calculated based on Rule 13d-3(d)(1)(i) of the Exchange Act. In calculating this amount, we treated as outstanding the number of shares of Class A common stock issuable upon conversion of all of that particular holder's senior notes, but we did not assume the conversion of any other holder' senior notes.

(4)
Information concerning other selling security holders who have not notified us of their intention to sell senior notes or shares of Class A common stock by returning a completed questionnaire will be set forth in post-effective amendments from time to time, as required. No holder may offer any senior notes or shares of Class A common stock pursuant to this prospectus until such holder is named herein as a selling security holder.

        None of the selling security holders nor any of their affiliates, officers, directors or principal equity holders has held any position or office or has had any material relationship with us within the past three years.

PLAN OF DISTRIBUTION

        We will not receive any of the proceeds of the sale of the senior notes or the Class A common stock issued upon conversion of the senior notes offered by this prospectus. The senior notes and the underlying Class A common stock may be sold from time to time to purchasers:

  •
  directly by the selling security holders; or

  •
  through underwriters, broker-dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the selling security holders or the purchasers of the Class A common stock;

        The selling security holders and any such broker-dealers or agents who participate in the distribution of the senior notes and the underlying Class A common stock may be deemed to be "underwriters" within the meaning of Section 2(a)(ii) of the Securities Act. As a result, any profits on the sale of the senior notes and the underlying Class A common stock by selling security holders and any discounts, commissions or concessions received by any such broker-dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. If the selling security holders were to be deemed underwriters, the selling security holders may be subject to certain statutory liabilities of the Securities Act and the Exchange Act, including, but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

        If the senior notes and the underlying Class A common stock are sold through underwriters or broker-dealers, the selling security holders will be responsible for underwriting discounts or commissions or agent's commissions.

  •
  The senior notes and the underlying Class A common stock may be sold in one or more transactions at:

  •
  fixed prices;

  •
  prevailing market prices at the time of sale;

  •
  varying prices determined at the time of the sale; or

  •
  negotiated prices.

These sales may be effected in transactions:

  •
  on any national securities exchange or quotation service on which the senior notes or underlying Class A common stock may be listed or quoted at the time of the sale, including the Nasdaq Stock Market in the case of the Class A common stock;

  •
  in the over-the-counter market;

  •
  otherwise than on such exchanges or services or in the over-the-counter market; or

  •
  through the writing of options.

        These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

        In connection with sales of the senior notes and the underlying Class A common stock, the selling security holders may enter into hedging transactions with broker-dealers. These broker-dealers may in turn engage in short sales of the senior notes and the underlying Class A common stock in the course of hedging their positions. The selling security holders may also sell the senior notes and the underlying Class A common stock short and deliver senior notes and the underlying Class A common stock to close out short positions, or loan or pledge senior notes and the underlying Class A common stock to broker-dealers that in turn may sell the senior notes and the underlying Class A common stock.

        To our knowledge, there are currently no plans, arrangements or understandings between any selling security holders and any underwriter, broker-dealer or agent regarding the sale of the senior notes and the underlying Class A common stock by the selling security holders. Selling security holders may not sell any or all of the senior notes and the underlying Class A common stock offered by them pursuant to this prospectus. In addition, we cannot assure you that any such selling security holder will not transfer, devise or gift the senior notes and the underlying Class A common stock by other means not described in this prospectus.

        Our Class A common stock is listed on the Nasdaq National Market under the symbol "UCOMA." We do not intend to apply for the listing of the senior notes on any securities exchange or for quotation through the Nasdaq National Market. Accordingly, we cannot assure that the senior notes will be liquid or that any trading for the senior notes will develop.

        There can be no assurance that any selling security holder will sell any or all of the senior notes and the underlying Class A common stock pursuant to this prospectus. In addition, any senior notes and the underlying Class A common stock covered by this prospectus that qualify for sale pursuant to Rule 144 or Rule 144A of the Securities Act may be sold under Rule 144 or Rule 144A rather than pursuant to this prospectus.

        The selling security holders and any other person participating in such distribution will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the senior notes and the underlying Class A common stock by the selling security holders and any other such person. In addition, Regulation M of the Exchange Act may restrict the ability of any person engaged in the distribution of the senior notes and the underlying Class A common stock to engage in market-making activities with respect to the particular senior notes and the underlying Class A common stock being distributed for a period of up to five business days prior to the commencement of such distribution. This may affect the marketability of the senior notes and the underlying Class A common stock and the ability of any person or entity to engage in market-making activities with respect to the senior notes and the Class A common stock.

        Pursuant to the registration rights agreement we and the selling security holders will be indemnified by the other against certain liabilities, including certain liabilities under the Securities Act or will be entitled to contribution in connection with these liabilities.

        We have agreed to pay substantially all of the expenses incidental to the registration, offering and sale of the senior notes and the underlying Class A common stock to the public other than commissions, fees and discounts of underwriters, brokers, dealers and agents.

LEGAL MATTERS

        The validity of the senior notes and the shares of Class A common stock issuable upon conversion of the senior notes offered hereby have been passed upon for us by Holme Roberts & Owen LLP, Denver, Colorado.

EXPERTS

        The consolidated financial statements of UnitedGlobalCom, Inc. as of December 31, 2003 and 2002, and for each of the years then ended, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        The audit report refers to a change in the Company's method of accounting for goodwill and other intangible assets in 2002 and a change in its method of accounting for gains and losses on the early extinguishment of debt in 2003.

        That report refers to the revisions to the 2001 consolidated financial statements to include the transitional disclosures required by Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, which we adopted as of January 1, 2002. However, KPMG LLP was not engaged to audit, review, or apply any procedures to our 2001 consolidated financial statements other than with respect to such disclosures.

        Arthur Andersen LLP was our independent public accountant with respect to our financial statements for the year ended December 31, 2001. Such financial statements are incorporated by reference herein in reliance upon the report of Arthur Andersen dated April 12, 2002 (except with respect to the matter discussed in Note 23, as to which the date is May 14, 2002), and upon their authority as experts in accounting and auditing. Arthur Andersen LLP was indicted by the United States Department of Justice on federal obstruction of justice charges in early 2002, and ceased performing audits of public companies. The opinion of Arthur Andersen LLP incorporated by reference herein covers our financial statements as of and for the year ended December 31, 2001. The opinion is a copy of the audit report previously issued by Arthur Andersen LLP in connection with our annual report on Form 10-K for the year ended December 31, 2001, as amended in connection with Amendment No. 1 to our Form S-1 Registration Statement filed on June 6, 2002. Arthur Andersen LLP has not reissued such report.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

        We, as a reporting company, are subject to the informational requirements of the Exchange Act and accordingly file our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and other information with the Securities and Exchange Commission. The public may read and copy any materials filed with the Securities and Exchange Commission at their Public Reference Room at 450 Fifth Street, NW, Washington, DC 20549. Please call the Securities and Exchange Commission at (800) SEC-0330 for further information on the Public Reference Room. As an electronic filer, our public filings are maintained on the Securities and Exchange Commission's Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission. The address of that website is http://www.sec.gov. In addition, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, may be accessed free of charge through our website as soon as reasonably practicable after we have electronically filed such material with, or furnished it to, the Securities and Exchange Commission. Also, our Code of Business Conduct & Ethics is available on our website and amendments to and waivers from such Code will be disclosed through our website.

The address of our website is http://www.unitedglobal.com. The information on such website is not a part of this offering memorandum.

        Our Class A common stock is traded on the Nasdaq National Market, and copies of reports, proxy statements and other information can be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

        This document incorporates important business and financial information about us from documents filed with the SEC that have not been included in or delivered with this document. This information is available at the Internet website that the SEC maintains at www.sec.gov, as well as from other sources. You may also request copies of these documents from us, without charge, upon written or oral request to:

UnitedGlobalCom, Inc.
4643 South Ulster Street, Suite 1300
Denver, Colorado 80237
Attn: Investor Relations Department
(303) 770-4001

        We have "incorporated by reference" information into this offering memorandum, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this offering memorandum, to the extent that a statement contained in or omitted from this offering memorandum, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this offering memorandum. This offering memorandum incorporates by reference the documents described below that have been previously filed with SEC. These documents contain important information about us.

        The following reports and documents that we (SEC File No. 000-49658) have previously filed with the SEC are incorporated by reference:

  •
  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2003;

  •
  Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2004; and

  •
  Our Current Reports on Form 8-K as follows (provided, however, that we are not incorporating any information furnished under either Item 9 or Item 12 of any Current Report on Form 8-K):

Date of Report	Date of Filing
June 29, 2004	July 1, 2004
June 7, 2004	June 21, 2004
June 10, 2004	June 10, 2004
April 23, 2004	May 5, 2004
April 19, 2004	April 19, 2004
April 6, 2004	April 7, 2004
March 31, 2004	April 1, 2004
February 20, 2004	February 20, 2004
February 18, 2004	February 19, 2004
February 13, 2004	February 13, 2004
January 21, 2004	January 23, 2004
January 20, 2004	January 21, 2004
January 12, 2004	January 12, 2004
January 7, 2004	January 8, 2004
January 5, 2004	January 6, 2004

        All documents filed by us pursuant to sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this offering memorandum and prior to the completion of this senior notes offering shall also be deemed to be incorporated by reference into this offering memorandum as of the dates of filing of those documents; provided, however, that we are not incorporating any information furnished under either Item 9 or Item 12 of any Current Report on Form 8-K.

€500,000,000

1 3/4% Convertible Senior Notes due 2024 and
Shares of Class A Common Stock Issuable upon Conversion of the Senior Notes

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses Of Issuance and Distribution.

        The following table sets forth the expenses payable by us in connection with the transactions being registered. All amounts are estimates except the registration fee. The selling security holders will not bear any portion of such expenses.

Registration fee		$76,846
Fees and expenses of trustee and transfer agent		*
Fees and expenses of legal counsel		*
Accounting fees and expenses		*
Printing and Miscellaneous		*

Total	$	*

*
to be completed by amendment

Item 15. Indemnification of Officers and Directors.

        Section 145 of the Delaware General Corporation Law, or the "DGCL," provides, generally, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (except actions by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Section 145 of the DGCL also provides that a corporation may similarly indemnify such person for expenses actually and reasonably incurred by such person in connection with the defense or settlement of any action or suit by or in the right of the corporation, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of claims, issues and matters as to which such person shall have been adjudged liable to the corporation, provided that a court shall have determined, upon application, that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

        Section 145 of the DGCL provides that, to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the above paragraph, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses actually and reasonably incurred by such person in connection therewith.

        Section 102(b)(7) of the DGCL provides, generally, that the certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of Title 8 of the DGCL, (iv) for any transaction from which the director derived an improper personal benefit, or (v) for any act or omission occurring prior to the date when such provision became effective.

        Article Sixth of the Restated Certificate of Incorporation, as amended, of the registrant, provides as follows:

          To the fullest extent permitted by the General Corporation Law of the State of Delaware, as now existing or hereafter amended, a director of the Corporation shall not be liable to the Corporation or any of its stockholders for monetary damages for breach of his fiduciary duty as a director. Any amendment or repeal of this Article Sixth shall be prospective only and shall not adversely affect any limitation, right or protection of a director of the Corporation existing under this Article Sixth immediately before the amendment or repeal.

        Article Seventh of the Restated Certificate of Incorporation, as amended, of the registrant, in part provides as follows:

          (a)    RIGHT TO INDEMNIFICATION.    The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any Person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding") by reason of the fact that he, or a Person for whom he is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such Person. The Corporation shall be required to indemnify or make advances to a Person in connection with a proceeding (or part thereof) initiated by such Person only if the proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

          (b)    PREPAYMENT OF EXPENSES.    The Corporation shall pay the expenses (including attorneys' fees) incurred by a director or officer in defending any proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this Article Seventh or otherwise.

        Article Sixth of the Bylaws of the registrant provides in part as follows:

          Section 6.01.    DIRECTORS AND OFFICERS.    The corporation shall indemnify its directors and officers to the fullest extent not prohibited by the Delaware General Corporation Law or any other applicable law; provided, however, that the corporation may modify the extent of such indemnification by individual contracts with its directors and officers; and, provided, further, that the corporation shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the corporation, (iii) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under the Delaware General Corporation Law or any other applicable law or (iv) such indemnification is required to be made under Section 6.04.

          Section 6.03.    EXPENSES.

          (a)   The corporation shall advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under this Article VI or otherwise.

          (b)   Notwithstanding the foregoing, unless otherwise determined pursuant to Section 6.05, no advance shall be made by the corporation to an officer of the corporation (except by reason of the fact that such officer is or was a director of the corporation, in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation.

          Section 6.07.    INSURANCE.    To the fullest extent permitted by the Delaware General Corporation Law, or any other applicable law, the corporation, upon approval by the Board of Directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this Article VI.

          Section 6.09.    SEVERABILITY.    If this Article VI or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director and officer to the full extent not prohibited by any applicable portion of this Article VI that shall not have been invalidated, or by any other applicable law. If this Article VI shall be invalid due to the application of the indemnification provisions of another jurisdiction, then the corporation shall indemnify each director and officer to the full extent under applicable law.

        The registrant has entered into agreements with its officers, directors and certain key employees implementing the indemnification provided for in the registrant's Bylaws.

Item 16. Exhibits and Financial Statement Schedules

(a)
The following documents are filed as exhibits to this registration statement:

Exhibit Number	Description
4.1	Restated Certificate of Incorporation of the Registrant and as amended, as currently in effect.(1)
4.2	Bylaws of the Registrant as currently in effect.(1)
4.3	Specimen of Class A Common Stock certificate of the Registrant.(2)
4.4	Indenture dated as of April 6, 2004, by and between the Company and The Bank of New York.(3)
5.1	Opinion of Holme Roberts & Owen LLP regarding the legality of the senior notes and Class A common stock being registered.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Information Regarding Absence of Consent of Arthur Andersen LLP.
23.3	The consent of Holme Roberts & Owen LLP is included as part of Exhibit 5.1.
24.1	Power of Attorney.
25.1	Form of T-1 Statement of Eligibility of Trustee for Indenture under the Trust Indenture Act of 1939.

(1)
Incorporated by reference from Registrant's Registration Statement on Form S-1 dated February 14, 2002 (File No. 333-82776).

(2)
Incorporated by reference from Registrant's Form 10-K for the year ended December 31, 2001 (File No. 000-496-58).

(3)
Incorporated by reference from Registrant's Form 8-K dated April 6, 2004 and filed with the Commission on April 7, 2004 (File No. 00-496-58).

Item 17. Undertakings

        The undersigned registrant hereby undertakes:

    (1)
    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i)
    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

    (ii)
    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

      (iii)
      To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    (2)
    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3)
    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on July     , 2004.

UNITEDGLOBALCOM, INC.
By:	/s/ MICHAEL T. FRIES Michael T. Fries Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

July 1, 2004	* Gene W. Schneider, Chairman and Director
July 1, 2004	/s/ MICHAEL T. FRIES Michael T. Fries, President, Chief Executive Officer and Director
July 1, 2004	* Robert R. Bennett, Director
July 1, 2004	* Charles H.R. Bracken, Co-Chief Financial Officer
July 1, 2004	* John P. Cole, Jr., Director
July 1, 2004	* Valerie L. Cover, Vice President, Controller and Co-Principal Accounting Officer
July 1, 2004	* John W. Dick, Director
July 1, 2004	* Paul A. Gould, Director
July 1, 2004	* Gary S. Howard, Director
July , 2004	David B. Koff, Director
July , 2004	John C. Malone, Director
July 1, 2004	* Ruth E. Pirie, Co-Principal Accounting Officer
July 1, 2004	* Mark L. Schneider, Director
July 1, 2004	* Frederick G. Westerman III, Co-Chief Financial Officer
* By:	/s/ MICHAEL T. FRIES Michael T. Fries Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description
4.1	Restated Certificate of Incorporation of the Registrant and as amended, as currently in effect.(1)
4.2	Bylaws of the Registrant as currently in effect.(1)
4.3	Specimen of Class A Common Stock certificate of the Registrant.(2)
4.4	Indenture dated as of April 6, 2004, by and between the Company and The Bank of New York.(3)
5.1	Opinion of Holme Roberts & Owen LLP regarding the legality of the senior notes and Class A common stock being registered.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Information Regarding Absence of Consent of Arthur Andersen LLP
23.3	The consent of Holme Roberts & Owen LLP is included as part of Exhibit 5.1.
24.1	Power of Attorney.
25.1	Form of T-1 Statement of Eligibility of Trustee for Indenture under the Trust Indenture Act of 1939.

(1)
Incorporated by reference from Registrant's Registration Statement on Form S-1 dated February 14, 2002 (File No. 333-82776).

(2)
Incorporated by reference from Registrant's Form 10-K for the year ended December 31, 2001 (File No. 000-496-58).

(3)
Incorporated by reference from Registrant's Form 8-K dated April 6, 2004 and filed with the Commission on April 7, 2004 (File No. 00-496-58).

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TABLE OF CONTENTS
PROSPECTUS SUMMARY
Our Company
The Offering
Risk Factors
RISK FACTORS
FORWARD LOOKING STATEMENTS
USE OF PROCEEDS
DIVIDEND POLICY
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
DESCRIPTION OF THE SENIOR NOTES
DESCRIPTION OF OTHER DEBT
DESCRIPTION OF CAPITAL STOCK
MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
SELLING SECURITY HOLDERS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION ABOUT US
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 14. Other Expenses Of Issuance and Distribution.
  Item 15. Indemnification of Officers and Directors.
  Item 16. Exhibits and Financial Statement Schedules
  Item 17. Undertakings
SIGNATURES
EXHIBIT INDEX